EXHIBIT 4.6


                                                         Execution Counterpart


          ************************************************************


                        COMPANIA VIDRIERA, S.A. DE C.V.,
                                   as Borrower

                          -----------------------------


                                  $235,000,000
                                 LOAN AGREEMENT


                           Dated as of August 14, 2001


                         ------------------------------


                                 CERTAIN LENDERS


                           HSBC SECURITIES (USA) INC.

                                       and

                           SALOMON SMITH BARNEY INC.,
                            as Joint Lead Arrangers,



                            HSBC INVESTMENT BANK PLC,
                             as Administrative Agent


                                 HSBC BANK USA,
                         as Collateral and Paying Agent


          ************************************************************

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only. Page



                                                                       Page


SECTION 1.  DEFINITIONS................................................  1
         1.01  Certain Defined Terms...................................  1

SECTION 2.  COMMITMENTS, ETC........................................... 15
         2.01  Loans................................................... 15
         2.02  Borrowing............................................... 16
         2.03  Fees.................................................... 16
         2.04  Several Obligations; Certain Remedies Independent....... 16
         2.05  Notes................................................... 17

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST......................... 17
         3.01  Repayment of Loans...................................... 17
         3.02  Interest................................................ 17
         3.03  Optional Prepayments.................................... 17
         3.04  Mandatory Prepayments................................... 18

SECTION 4.  PAYMENTS, ETC.............................................. 19
         4.01  Payments................................................ 19
         4.03  Computations............................................ 19
         4.04  Certain Notices......................................... 19
         4.05  Non-Receipt of Funds by the Administrative Agent........ 20
         4.06  Sharing of Payments..................................... 20

SECTION 5.  YIELD PROTECTION, ETC...................................... 21
         5.01  Additional Costs........................................ 21
         5.02  Substitute Basis........................................ 23
         5.03  Illegality.............................................. 23
         5.04  Compensation............................................ 24
         5.05  Taxes................................................... 24

SECTION 6.  CONDITIONS PRECEDENT....................................... 27
         6.01  Conditions to Effectiveness............................. 27
         6.02  Additional Conditions to Borrowing...................... 28

                                                                       Page


SECTION 7.  GUARANTEE.................................................. 29
         7.01  The Guarantee........................................... 29
         7.02  Acknowledgments, Waivers and Consents................... 30
         7.03  Reinstatement........................................... 33
         7.04  Subrogation............................................. 33
         7.05  Remedies................................................ 33
         7.06  Payments................................................ 34
         7.07  Rights of Contribution.................................. 34
         7.08  General Limitation on Guarantee Obligations............. 34


SECTION 8.  REPRESENTATIONS AND WARRANTIES............................. 35
         8.01  Power and Authority..................................... 35
         8.02  Due Authorization, Etc.................................. 35
         8.03  Governmental and Other Approvals........................ 35
         8.04  Legal Effect............................................ 35
         8.05  Financial Statements.................................... 36
         8.06  Ranking................................................. 36
         8.07  No Actions or Proceedings............................... 36
         8.08  Commercial Activity; Absence of Immunity................ 36
         8.09  Taxes................................................... 36
         8.10  Legal Form.............................................. 37
         8.11  Full Disclosure......................................... 37
         8.12  Liens................................................... 37
         8.13  Solvency................................................ 37
         8.14  Restrictions on Upstreaming............................. 38
         8.15  Not an Investment Company............................... 38
         8.16  Collateral.............................................. 38


SECTION 9.  COVENANTS OF THE BORROWER.................................. 38
         9.01  Corporate Existence, Etc................................ 38
         9.02  Compliance with Law..................................... 38
         9.03  Governmental Authorizations............................. 38
         9.04  Financial Statements, Etc............................... 39
         9.05  Ranking................................................. 40
         9.06  Maintenance of Collection Account and Reserve Account... 40
         9.07  Transactions With Affiliates............................ 40
         9.08  Line of Business........................................ 40
         9.09  Upstreaming............................................. 40
         9.10  Hedge Agreements........................................ 41
         9.11  Collections of Eligible Receivables..................... 41
         9.12  Collateral.............................................. 41
         9.13  Negative Pledge......................................... 41
         9.14  Fiscal Year............................................. 41
         9.15  Intercompany Notes...................................... 41



                                      (ii)

                                                                       Page

SECTION 10.  COVENANTS OF THE GUARANTORS............................... 42
         10.01  Corporate Existence, Etc............................... 42
         10.02  Compliance with Law.................................... 42
         10.03  Governmental Authorizations............................ 42
         10.04  Financial Statements, Etc.............................. 43
         10.05  Ranking................................................ 44
         10.06  Dividend Payments...................................... 44
         10.07  Use of Dividend Payments............................... 44
         10.08  Consolidated Net Worth................................. 45
         10.09  VENA Interest Coverage Ratio........................... 45
         10.10  VENA Debt to EBITDA Ratio.............................. 46
         10.11  Vitro Packaging Debt Service Coverage Ratio............ 46
         10.12  Dispositions........................................... 46
         10.13  Indebtedness........................................... 47
         10.14  Guaranteed Indebtedness................................ 49
         10.15  Negative Pledge........................................ 49
         10.16  Transactions With Affiliates........................... 49
         10.17  Line of Business....................................... 50
         10.18  Vitro Packaging Operating Account...................... 50


SECTION 11.  EVENTS OF DEFAULT......................................... 50


SECTION 12.  THE ACCOUNTS.............................................. 53
         12.01  The Collection Account and the Reserve Account......... 53
         12.02  Permitted Investments.................................. 57
         12.03  Certain Provisions Relating to Agents.................. 57


SECTION 13.  THE AGENTS................................................ 58
         13.01  Appointment, Powers and Immunities..................... 58
         13.02  Reliance by Agents..................................... 59
         13.03  Defaults............................................... 59
         13.04  Rights as a Lender..................................... 60
         13.05  Indemnification........................................ 60
         13.06  Non-Reliance on Agents and Other Lenders............... 60
         13.07  Failure to Act......................................... 61
         13.08  Resignation or Removal of Agents....................... 61


SECTION 14.  MISCELLANEOUS............................................. 62
         14.01  Waiver................................................. 62
         14.02  Notices................................................ 62
         14.03  Expenses, Etc.......................................... 62
         14.04  Amendments, Etc........................................ 63
         14.05  Successors and Assigns................................. 63


                                     (iii)

                                                                       Page


         14.06  Assignments and Participations......................... 63
         14.07  Survival............................................... 65
         14.08  Captions............................................... 66
         14.09  Counterparts........................................... 66
         14.10  Governing Law.......................................... 66
         14.11  Jurisdiction, Service of Process and Venue............. 66
         14.12  Waiver of Jury Trial................................... 67
         14.13  Waiver of Immunity..................................... 67
         14.14  Judgment Currency...................................... 67
         14.15  Use of English Language................................ 68
         14.16  Entire Agreement....................................... 68
         14.17  Severability........................................... 68
         14.18  Right of Set-off....................................... 68
         14.19  Confidentiality........................................ 68
         14.20  No Fiduciary Relationship.............................. 69


ANNEX 1  - Applicable Lending Office; Address for Notices; Commitments

SCHEDULE 1                 - Existing Restrictions
SCHEDULE 2                 - Litigation
SCHEDULE 3                 - Subsidiaries
SCHEDULE 4                 - Existing Liens

EXHIBIT A                  - Form of Note
EXHIBIT B-1                - Form of Vidriera Security Agreement
EXHIBIT B-2                - Form of Vitro Packaging Security Agreement
EXHIBIT C                  - Form of Account Control Agreement
EXHIBIT D                  - Form of Notice of Borrowing
EXHIBIT E                  - Form of Certificate as to Authority,
                             Incumbency and Signatures
EXHIBIT F                  - Form of Opinion of Mexican Counsel to the Borrower
                             and the Guarantors
EXHIBIT G                  - Form of Opinion of Special New York Counsel
                             to the Borrower and the Guarantors
EXHIBIT H                  - Form of Opinion of Special Mexican Counsel
                             to the Administrative Agent
EXHIBIT I                  - Form of Opinion of Special New York
                             Counsel to the Administrative Agent
EXHIBIT J                  - Form of Process Agent Acceptance
EXHIBIT K                  - Form of Notice of Assignment
EXHIBIT L                  - Form of Borrower Compliance Certificate
EXHIBIT M                  - Form of Vitro Packaging Compliance Certificate
EXHIBIT N                  - Form of VENA Compliance Certificate
EXHIBIT O                  - Form of Vitro Compliance Certificate


                                      (iv)

          LOAN AGREEMENT dated as of August 14, 2001, among:

     (1) COMPANIA VIDRIERA, S.A. DE C.V. (the "Borrower"), a Mexican corporation;

     (2) VITRO, S.A. DE C.V. ("Vitro"), a Mexican corporation, VITRO PACKAGING, INC. ("Vitro Packaging"), a Delaware corporation, and VITRO ENVASES NORTEAMERICA, S.A. DE C.V. ("VENA"), a Mexican corporation;

     (3) VIDRIERA GUADALAJARA, S.A. DE C.V., a Mexican corporation, VIDRIERA MEXICALI, S.A. DE C.V, a Mexican corporation, VIDRIERA MEXICO, S.A. DE C.V, a Mexican corporation, VIDRIERA MONTERREY, S.A. DE C.V, a Mexican corporation, VIDRIERA QUERETARO, S.A. DE C.V, a Mexican corporation, VIDRIERA TOLUCA, S.A. DE C.V, a Mexican corporation and VIDRIERA LOS REYES, S.A. DE C.V, a Mexican corporation (together, the "VENA Leasing Companies", and together with Vitro, Vitro Packaging and VENA, the "Guarantors");

     (4) each of the entities that is a signatory hereto under the caption "LENDERS" on the signature pages hereto and each entity that becomes a "Lender" after the date hereof pursuant to Section 14.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders");

     (5) HSBC INVESTMENT BANK PLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and

     (6) HSBC BANK USA, as collateral and paying agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral and Paying Agent").

                              W I T N E S S E T H :

          The Borrower has requested that the Lenders make term loans to it in an aggregate principal amount up to but not exceeding $235,000,000, and the Lenders are prepared to make such loans upon and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Accounts" shall mean, collectively, the Collection Account and the Reserve Account.

          "Account Control Agreement" shall mean an Account Control Agreement in substantially the form of Exhibit C hereto among the Borrower, the Collateral and Paying Agent and the Intermediary, as from time to time amended.

          "Administrative Agent" shall have the meaning set forth in the introduction hereto.

          "Administrative Agent's Account" shall mean the account of the Administrative Agent as may be designated by the Administrative Agent to the Borrower in writing.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the Voting Shares of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Shares, by contract or otherwise.

          "Affiliated Purchaser" shall have the meaning set forth in Section 3.04(b)(ii) hereof.

          "Agents" shall mean, collectively, the Administrative Agent and the Collateral and Paying Agent.

          "Applicable Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) specified opposite its name on Annex 1 hereto or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained.

          "Applicable Margin" shall mean (a) from the Closing Date to and including the fourth Principal Payment Date, 2.25% per annum and (b) thereafter, the following rates per annum determined at any time on the basis of the VENA Debt to EBITDA Ratio on the last day of the then most recently concluded fiscal quarter of VENA:


                                            VENA Debt to
                                            EBITDA Ratio
                          VENA Debt to      greater than
                           EBITDA Ratio     3.0 to 1.0 but      VENA Debt to
                           equal to or       equal to or        EBITDA Ratio
                          less than 3.0     less than 3.5       greater than
                              to 1.0            to 1.0           3.5 to 1.0
   -------------------- ----------------- ----------------- ------------------
   Applicable Margin    1.75%             2.00%             2.25%


          For purposes of computing the Applicable Margin, the VENA Debt to EBITDA Ratio shall be determined on the basis of the financial statements of VENA and its Consolidated Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 9.04(a) or

(b) hereof, each change in the Applicable Margin based on a change in the VENA Debt to EBITDA Ratio to take effect on the first day of the Interest Period that next commences after delivery of such financial statements; provided, that for any period during which VENA has failed to provide on a timely basis the financial statements referred to in said Sections, and until they are so furnished, the Applicable Margin shall be 2.25% per annum.


          "Borrower" shall have the meaning set forth in the introduction hereto.

          "Borrower's Debt Service Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) the aggregate amount collected in respect of Eligible Receivables and credited to the Collection Account during such fiscal quarter to (ii) the Debt Service Amount for the immediately succeeding fiscal quarter of the Borrower.

          "Borrowing" shall mean the borrowing by the Borrower under this Agreement, consisting of the simultaneous making of Loans by the Lenders.

          "Borrowing Date" shall mean the date of the Borrowing.

          "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City, London and Mexico City and that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Change of Control" shall mean:

          (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Shares of Vitro (or other securities convertible into such Voting Shares) representing the majority of the combined voting power of all Voting Shares of Vitro; or

          (ii) any Person or two or more Persons acting in concert shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Shares of Vitro (or other securities convertible into such Voting Shares) representing the majority of the combined voting power of all Voting Shares of Vitro; or

          (iii) during any period of 18 consecutive calendar months, a majority of the Board of Directors of Vitro shall no longer be composed of individuals who were members of such Board on the first day of such period; or

          (iv) Vitro shall cease to own, directly or indirectly, beneficially and of record, 100% of the Voting Shares of either Vitro Packaging or VENA, or VENA shall cease to own, beneficially and of record, (x) 100% of the Voting Shares of the Borrower, Industria del Alcali, S.A. de C.V. and Fabricacion de Maquinas, S.A. de C.V or (y) at least 60% of the Voting Shares of Vitro OCF, provided, that Vitro may make a Disposition for cash of up to 9% of the total outstanding Voting Shares of Vitro OCF to a third party (which is not an Affiliate of Vitro) on an arm's-length basis, so long as the Net Proceeds of such Disposition (or, if applicable, the Dollar equivalent thereof) are concurrently with the receipt thereof applied to the prepayment of Loans hereunder to the extent required in accordance with
     Section 3.04(b) hereof.

          "Closing Date" shall mean the date on which the Administrative Agent notifies the Borrower that the conditions precedent set forth in Section 6.01 hereof have been satisfied.

          "Collateral" shall have the meaning set forth in each Security Agreement.

          "Collateral and Paying Agent" shall have the meaning set forth in the introduction hereto.

          "Collection Account" shall mean account no. 10-877325 established and maintained at the principal office in New York, New York of the Intermediary for the account of the Borrower, under the sole dominion and control of the Collateral and Paying Agent and designated "Compania Vidriera, S.A. de C.V. Collection Account", for which the Collateral and Paying Agent is the "entitlement holder" within the meaning of Section 8-102(a)(7) of the UCC.

          "Commitment" shall mean, as to each Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to make a Loan to the Borrower in a principal amount up to but not exceeding the amount specified opposite its name on Annex 1 hereto.

          "Commitment Termination Date" shall mean the date five days after the date hereof.

          "Confidential Information" means information that the Borrower and/or any Guarantor furnish to the Administrative Agent or the Collateral and Paying Agent or any Lender, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or the Collateral and Paying Agent or such Lender from a source other than the Borrower or any Guarantor, as the case may be.

          "Consolidated EBITDA" shall mean, for any Person and any period, with respect to such Person and its consolidated Subsidiaries on a consolidated basis, the sum (without duplication) of (i) Consolidated Operating Income and
(ii) depreciation and amortization.

          "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the aggregate amount of interest accruing during such period on Indebtedness of such Person and its consolidated Subsidiaries on a consolidated basis, determined in accordance with

GAAP, including the interest portion of payments under Capital Lease Obligations and any capitalized interest and amortization of debt discount and expense.

          "Consolidated Net Worth" shall mean, for any Person at any time, for such Person and its consolidated Subsidiaries, total shareholders' equity, determined in accordance with GAAP.

          "Consolidated Operating Income" shall mean, for any Person and any period, operating income of such Person and its consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Consolidated Total Debt" shall mean, for any Person at any time, the sum, with respect to such Person and its consolidated Subsidiaries on a consolidated basis, of all Indebtedness of such Person and its Subsidiaries that would appear on a consolidated balance sheet of such Person in accordance with GAAP.

          "Coverage Default" shall mean the occurrence of either of the following:

          (i) the failure by the Borrower as of the last day of each of two (2) consecutive fiscal quarters of the Borrower to maintain a Borrower's Debt Service Coverage Ratio of at least 1.50 to 1.00, or

          (ii) the failure by the Borrower as of the last day of any one (1) fiscal quarter of the Borrower to maintain a Borrower's Debt Service Coverage Ratio of at least 1.25 to 1.00.

          "Covered Taxes" shall mean all present and future taxes, duties, levies, imposts, deductions, charges or withholdings whatsoever imposed with respect to any amount payable on or in respect of this Agreement, any of the other Loan Documents or the Loans, and all interest, penalties and similar amounts with respect thereto, now or thereafter imposed, assessed, levied or collected by Mexico or any other jurisdiction from which any amount payable hereunder is made, or any political subdivision or taxing authority thereof or therein, excluding, however, income, real property or franchise taxes imposed on the Administrative Agent or the Collateral and Paying Agent or a Lender by a jurisdiction (including Mexico) solely as a result of the Administrative Agent or the Collateral and Paying Agent or such Lender, as the case may be, being organized under the laws of such jurisdiction or being a resident of such jurisdiction for tax purposes, or by virtue of its having a permanent establishment or fixed base in such jurisdiction to which income under this Agreement is attributable or its Applicable Lending Office being located in such jurisdiction.

          "Debt Service Amount" shall mean, for any fiscal quarter of the Borrower, the aggregate amount of principal of and interest on the Loans scheduled to fall due during such fiscal quarter.

          "Default" shall mean an Event of Default or an event that with the giving of notice or lapse of time or both would become an Event of Default.

          "Deposit Collateral" has the meaning set forth in Section 12(c) hereof.

          "Derivatives Liabilities" shall mean, with respect to any Person, all obligations of such Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes hereof, the "credit exposure" at any time of any Person in respect of any Derivatives Liabilities shall be the total amount of termination or liquidation payments that would be due at such time if such payments were to become due at such time (excluding penalties and extraordinary amounts).

          "Disposition" shall mean any sale, assignment (but excluding the creation of any Lien), transfer or other disposition of any Property (whether now owned or hereafter acquired) by any Person or any of its Subsidiaries.

          "Dividend Payment" shall mean the payment of any dividend (in cash, Property or obligations) on, or other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or any of its Subsidiaries or of any options, warrants or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower or any of its Subsidiaries.

          "Dollars" and "$" shall mean lawful money for the time being of the United States of America.

          "Early Amortization Event" shall mean the failure by the Borrower, as of the last day of any one (1) fiscal quarter of the Borrower, to maintain a Borrower's Debt Service Coverage Ratio of at least 1.50 to 1.00.

          "Eligible Assignee" shall mean any of the following:

          (a) a commercial bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $500,000,000;

          (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $500,000,000;

          (c) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to

     Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided, that such bank is acting through a branch or agency located in the United States of America;

          (d) the central bank of any country which is a member of the OECD;

          (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000;

          (f) a Lender; and

          (g) an Affiliate of a Lender which is a financial institution;

provided, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee; and provided further, that no entity specified in clauses (a) to (g) above shall qualify as an Eligible Assignee unless such entity (i) is registered with the Ministry of Finance for purposes of Article 154, Section I, of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or any successor provision) and (ii) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect.

          "Eligible Receivables" shall mean accounts receivable denominated in Dollars and arising from the sale of goods exported to Vitro Packaging by the Borrower.

          "Environmental Law" shall mean any applicable federal, state or local governmental law, rule, regulation, order or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, including, without limitation, the Mexican General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), technical rules (normas tecnicas) and regulations thereunder, and all applicable local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

          "Event of Default" shall have the meaning set forth in Section 11 hereof.

          "Excess Amount" shall have the meaning set forth in Section 10.12(b) hereof.

          "Existing Restrictions" shall mean the restrictions described in
Schedule 1 hereto.

          "Final Maturity Date" shall mean the date occurring five (5) years after the date hereof; provided, that if such day is not a Business Day, the Final Maturity Date shall be the immediately preceding Business Day.

          "GAAP" shall mean (i) as to the Borrower and each Guarantor other than Vitro Packaging, generally accepted accounting principles in Mexico in effect from time to time and

(ii) as to Vitro Packaging, generally accepted accounting principles in the United States of America in effect from time to time; provided that nothing herein shall require a Guarantor, that is consolidated for accounting purposes with VENA, to maintain independent accounts for purposes hereof. All ratios and computations herein shall be computed in conformity with GAAP applied on a consistent basis.

          "Governmental Authority" shall mean any nation, government, state or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" shall have the meaning set forth in Section
7.01 hereof.

          "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limitation, an aval and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, or by agreement to purchase assets, goods, securities or services, or to take-or-pay, other than agreements to purchase goods on an arm's length basis in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" shall have the meaning set forth in the introduction hereto.

          "Hedge Agreement" shall mean any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "IMSS" shall mean Instituto Mexicano del Seguro Social.

          "Indebtedness" shall mean, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes including intercompany notes, (excluding the Intercompany Notes) or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable arising in the ordinary course of business not overdue for more than 60 days); (iv) all Capital Lease Obligations of such Person and (without duplication) obligations under Sale-Leaseback Transactions; (v) all obligations of such Person that are recourse to such Person, as applicable, arising out of transactions described in
Section 10.12(a)(B) hereof; (vi) all obligations, contingent or otherwise, of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument (other than contingent obligations in respect of documentary letters of credit to support trade transactions of such Person in the ordinary course of business and with maturities of 270 days or less); (vii) all Indebtedness of other Persons secured by a Lien on any Property of such whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of other Persons Guaranteed by such Person; and (ix) the credit exposure of such Person in respect of Derivatives Liabilities.

          "INFONAVIT" shall mean Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

          "Information Memorandum" shall mean the Information Memorandum dated June 2001, relating to the Borrower.

          "Intercompany Note" shall have the meaning set forth in Section 9.15 hereof.

          "Interest Period" shall mean, with respect to the Loans, the period commencing on the date of the Loans and ending on the immediately succeeding Principal Payment Date, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the next Principal Payment Date, provided, that the term "Interest Period" shall include any period selected by the Administrative Agent from time to time in accordance with the definition of "Post-Default Rate".

          "Intermediary" shall mean HSBC Bank USA.

          "Investment" shall mean any purchase or other acquisition (whether for cash, Property, services or securities or otherwise) of any shares of capital stock of a Person, any capital contribution to such Person or any other equity investment in such Person.

          "Joint Lead Arrangers" shall mean HSBC Securities (USA) Inc. and Salomon Smith Barney Inc. as Joint Lead Arrangers.

          "Lenders" shall have the meaning set forth in the introduction hereto.

          "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in U.S. dollars for a period equal to such Interest Period which appears on Telerate Page 3750, as of approximately 11:00 a.m. London time, on the date two Business Days prior to the first day of such Interest Period, provided, that (i) if such rate does not appear on such Telerate Page 3750, the "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in U.S. dollars for a period equal to or nearest the number of days in such Interest Period which appears on the Reuters Screen LIBO Page, and (ii) if such rate or rates do not appear on either Telerate Page 3750 or the Reuters Screen LIBO Page, the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which U.S. dollar deposits are offered to such Reference Bank by prime banks at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the principal amount of the Loans.

          "Lien" shall mean any mortgage, lien, pledge, charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

          "Loan" and "Loans" shall have the meanings set forth in Section 2.01(a) hereof.

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Agreements and the Account Control Agreement.

          "Majority Lenders" shall mean Lenders holding more than 66-2/3% of the aggregate outstanding principal amount of the Loans or, if the Loans are not outstanding, Lenders having more than 66-2/3% of the aggregate amount of the Commitments.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects or properties of the Borrower and its Subsidiaries, taken as a whole, or of any Guarantor and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents or
(iii) the material rights and remedies of the Lenders, the Administrative Agent or the Collateral and Paying Agent under any of the Loan Documents.

          "Material Subsidiary" shall mean, with respect to the Borrower or any Guarantor, any Subsidiary whose total assets or total revenues or EBITDA (all on a consolidated basis taking into account any Subsidiaries of such Subsidiary) as shown by its latest financial statements, represent at least 10% of the consolidated total assets or total revenues or EBITDA of such Person (as shown on the latest consolidated financial statement of such Person).

          "Mexican Bank" shall mean a bank chartered under the laws of Mexico and authorized to carry out the business of banking in Mexico under the Law of Credit Institutions (Ley de Instituciones de Credito) by the Ministry of Finance.

          "Mexico" shall mean the United Mexican States.

          "Ministry of Finance" shall mean the Secretaria de Hacienda y Credito Publico of Mexico.

          "Net Proceeds" shall mean with respect to any Disposition pursuant to
Section 10.12 hereof, the aggregate amount of all cash payments received by VENA and its Subsidiaries directly or indirectly in connection with such Disposition (or, for purposes of Section 3.04(b)(ii), the fair market value of the aggregate cash payments that are or will be received directly or indirectly in connection with such Disposition); provided that (i) such Net Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by VENA and its Subsidiaries in connection with such Disposition and (y) any Federal, state and local income or other taxes estimated to be payable by VENA and its Subsidiaries as a result of such Disposition and
(ii) such Net Proceeds shall be net of any repayments by VENA or any of its Subsidiaries of Indebtedness to the extent that (x) such

Indebtedness is secured a Lien on the Property that is the subject of such Disposition and (y) such Indebtedness is in fact repaid upon the consummation of the purchase of such Property.

          "Non-Affiliated Partner" shall have the meaning set forth in Section 10.12(b) hereof.

          "Note" shall have the meaning set forth in Section 2.05 hereof.

          "Notice of Borrowing" shall have the meaning set forth in Section 2.02 hereof.

          "OECD" shall mean the Organization for Economic Cooperation and Development.

          "Operating Lease Obligation" shall mean, with respect to any Person, the obligations of such Person under any lease (including, without limitation, leases that may be terminated by the lessee at any time) relating to any property (whether real, personal or mixed) that does not give rise to Capital Lease Obligations other than any such lease under which that Person is the lessor.

          "Other Applicable Taxes" shall have the meaning set forth in Section 5.05(e) hereof.

          "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and a rating with respect to its public, short-term, unsecured, unsubordinated debt securities of "A-1" or better by Standard & Poor's, or "P-1" or better by Moody's, or "D-1" or better by Fitch, IBCA, Duff & Phelps, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated "A-1" or better by Standard & Poor's, or "P-1" or better by Moody's, or "D-1" or better by Fitch, IBCA, Duff & Phelps, respectively, maturing not more than 90 days from the date of acquisition thereof; (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria described in clause (b) above; and (e) any fund at least 95% of the assets of which are invested in investments of the type referred to in clauses (a) through (c).

          "Permitted Liens" shall mean:

          (i) Liens imposed by law arising in the ordinary course of business, including (but not limited to) carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

          (ii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation or in connection with bids relating to the obtaining of a contract for the manufacture and/or sale of products;

          (iii) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as required by GAAP, shall have been made;

          (iv) any Lien which arises pursuant to a final judgment to the extent it does not constitute or give rise to an Event of Default;

          (v) any Lien existing on any Property prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition (and not extending to any other Property); and

          (vi) any right of setoff arising by operation of law.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

          "Pesos" shall mean the lawful currency for the time being of Mexico.

          "Post-Default Rate" shall mean, in the case of any overdue principal of any Loan, until the end of the then current Interest Period, a rate per annum which is equal to the sum of 2% per annum plus the Applicable Margin plus the LIBO Rate for such Interest Period, and thereafter a rate per annum which is equal to the sum of 2% per annum plus the Applicable Margin plus the LIBO Rate applicable to such Interest Period or Interest Periods as shall be selected by the Administrative Agent for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amount, a rate per annum equal to the sum of 2% per annum plus the Applicable Margin plus the rate reasonably determined by the Administrative Agent, and advised to the Borrower, to be the cost of funding such overdue amount on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          "Principal Payment Date" shall mean the date falling three months after the date hereof, and the date falling on the 14th day of the third month after each previous Principal Payment Date, to and including the Final Maturity Date; provided that any Principal Payment Date that would otherwise fall on a day that is not a Business Day shall fall on the previous Business Day.

          "Process Agent" shall have the meaning set forth in Section 14.11(b) hereof.

          "Process Agent Acceptance" shall mean a letter from the Process Agent to the Administrative Agent, in substantially the form of Exhibit J hereto.

          "Property" or "Properties" of any Person shall mean any property or assets of such Person.

          "Reference Banks" shall mean the principal London offices of HSBC Bank plc, Citibank, N.A. and ABN-AMRO Bank plc.

          "Register" shall have the meaning set forth in Section 14.06(c) hereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as amended.

          "Required Reserve Balance" shall mean, at any time, an amount equal to the aggregate amount of principal of and interest on the Loans scheduled to fall due during the period of the next three months succeeding the date of calculation.

          "Requirement of Law" shall mean, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

          "Reserve Account" shall mean account no. 10-877326 established and maintained at the principal office in New York City of the Intermediary for the account of the Borrower, under the sole dominion and control of the Collateral and Paying Agent and entitled "Compania Vidriera, S.A. de C.V. Reserve Account", for which the Collateral and Paying Agent is the "entitlement holder" within the meaning of Section 8-102(a)(7) of the UCC.

          "Responsible Officer" shall mean the chief financial officer, chief accounting officer or such other senior executive officer having primary responsibility for the matter at hand.

          "Reuters Screen" shall mean the relevant display page as determined by the Administrative Agent of the Reuter Monitor Money Rates Service (or any successor or substitute page) for the purpose of displaying London interbank offered rates for Dollar deposits.

          "Sale-Leaseback Transaction" shall mean, with respect to any Person, any transaction in which such Person, directly or indirectly, becomes or remains liable as lessee or as a guarantor or other surety with respect to any lease, whether a Capital Lease Obligation or an Operating Lease Obligation, of any Property, whether then owned or thereafter acquired, (i) which such Person has sold or otherwise transferred or is to sell or transfer to any other Person or
(ii) which such Person intends to use for substantially the same purposes as any other Property which has been or is sold or transferred by such Person to any other Person in connection with such lease.

          "SAR" shall mean Sistema de Ahorro para el Retiro or mandatory retirement system of Mexico.

          "Security Agreements" shall mean, collectively, the Vidriera Security Agreement and the Vitro Packaging Security Agreement.

          "Solvent" shall mean, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital and (e) such Person is not insolvent pursuant to the Mexican Ley de Concursos Mercantiles.

          "Specified Debt" shall mean the Indebtedness of VENA pursuant to the Credit Agreement dated as of April 13, 1998 among VENA, as Borrower, Vitro, as Guarantor, the Banks party thereto and HSBC Investment Bank plc, as Administrative Agent, in an aggregate principal amount outstanding as of the date hereof equal to $75,000,000.

          "Specified Shares" shall mean shares of common stock acquired by VENA on December 31, 2000 of Vitro OCF, S.A. de C.V., Industria del Alcali, S.A. de C.V. and Fabricacion de Maquinas, S.A. de C.V., each a Mexican corporation.

          "Subsidiary" of any Person shall mean any corporation or other entity more than 50% of the Voting Shares of which are owned or controlled, directly or indirectly, by such Person and/or any Subsidiary of such Person.

          "Substitute Basis" shall have the meaning set forth in Section 5.02 hereof.

          "UCC' shall mean the Uniform Commercial Code as in effect in the State of New York.

          "VENA Debt to EBITDA Ratio" shall mean, at any time, the ratio of (i) Consolidated Total Debt of VENA at such time to (ii) Consolidated EBITDA of VENA for the then most recently concluded period of four consecutive fiscal quarters of VENA (ending on the date as of which the calculation is made). The Consolidated EBITDA of VENA will be pro forma for the inclusion of the Consolidated EBITDA of Vitro OCF, S.A. de C.V., Industria del Alcali, S.A. de C.V. and Fabricacion de Maquinas, S.A. de C.V. during periods when the accounts of such Persons were not consolidated with those of VENA.

          "VENA Interest Coverage Ratio" shall mean, at any time, the ratio of
(i) Consolidated EBITDA of VENA for the then most recently concluded period of four consecutive fiscal quarters of VENA to (ii) Consolidated Interest Expense of VENA for such period. The Consolidated EBITDA of VENA and the Consolidated Interest Expense of VENA will each be pro forma for the inclusion of the Consolidated EBITDA and Consolidated Interest Expense of Vitro OCF, S.A. de C.V., Industria del Alcali, S.A. de C.V. and Fabricacion de Maquinas, S.A. de C.V. during periods when the accounts of such Persons were not consolidated with those of VENA.

          "Vitro OCF" shall mean Vitro OCF, S.A. de C.V., a Mexican corporation.

          "Vitro Packaging Debt Service Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) the aggregate amount collected by Vitro Packaging in respect of its accounts receivable and remitted to the Vitro Packaging Operating Account during such fiscal quarter to
(ii) the Debt Service Amount for the immediately succeeding fiscal quarter of the Borrower.

          "Vidriera Mexicali" shall mean Vidriera Mexicali, S.A. de C.V., a Mexican corporation.

          "Vidriera Security Agreement" shall mean a Security Agreement between the Borrower and the Collateral and Paying Agent in substantially the form of Exhibit B-1 hereto, as from time to time amended.

          "Vitro Packaging Operating Account" shall mean account no. 00102619666 held by Vitro Packaging at The Chase Manhattan Bank in Houston, Texas (ABA:
113000609), or any successor operating account or accounts of Vitro Packaging.

          "Vitro Packaging Security Agreement" shall mean a Security Agreement between Vitro Packaging and the Collateral and Paying Agent in substantially the form of Exhibit B-2 hereto, as from time to time amended.

          "Voting Shares" shall mean, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).


          SECTION 2. COMMITMENTS, ETC.

          2.01 Loans. (a) Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make one term loan to the Borrower (each a "Loan" and, collectively, the "Loans") in Dollars on a Business Day on or before the Commitment Termination Date, in an aggregate principal amount up to but not exceeding such

     Lender's Commitment and, as to all Lenders, in an aggregate principal amount of $235,000,000.

          (b) The proceeds of the Loans shall be used by the Borrower solely (i) to pay fees and expenses relating to the transactions contemplated hereby,
     (ii) to fund the Reserve Account in accordance with Section 12.01(b) hereof, (iii) to make inter-company loans to VENA to enable VENA to refinance the Specified Debt, such proceeds, in the case of the Specified Debt, to be remitted by the Administrative Agent directly to the creditor or creditors in respect of such Specified Debt in accordance with the instructions of the Borrower, (iv) to make inter-company loans to Vitro Packaging to enable Vitro Packaging to refinance its Indebtedness, such proceeds to be remitted by the Administrative Agent directly to the creditor or creditors in respect of such Indebtedness in accordance with the instructions of the Borrower, and (v) to make inter-company loans to VENA to enable VENA to refinance the purchase price of the Specified Shares up to an aggregate amount of $126,000,000. Neither any Lender nor either Agent shall have any responsibility as to the use of any of the proceeds of any Loan.

          2.02 Borrowing. The Borrower shall give the Administrative Agent written notice of the Borrowing in substantially the form of Exhibit D hereto (a "Notice of Borrowing") as provided in Section 4.04 hereof. Not later than 11:00 a.m. New York time on the date specified for the Borrowing, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Administrative Agent's Account, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be remitted by the Administrative Agent as agreed between the Borrower and the Administrative Agent in accordance with the terms of this Agreement.

          2.03 Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers fees in such amounts, on such terms and at such times as previously agreed upon between the Borrower and the Administrative Agent and the Joint Lead Arrangers.

          2.04 Several Obligations; Certain Remedies Independent. The failure of any Lender to make the Loan to be made by it on the occasion of the Borrowing shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date, and no Lender shall have any obligation to any Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its individual rights arising out of this Agreement and the Notes independently of any other Lender, except to the extent this Agreement expressly provides that the exercise of any right shall require the consent of the Majority Lenders or of all of the Lenders, and, except as so required, it shall not be necessary for any other Lender or any Agent to consent to, or be joined as an additional party in, any proceedings to recover the payment of any overdue amounts.

          2.05 Notes. The Loan by each Lender shall be evidenced by a promissory note (pagare) of the Borrower substantially in the form of Exhibit A hereto (each, a "Note"), dated the date of such Loan, payable to such Lender in an amount equal to the principal amount of such Loan. In the case of any conflict between the provisions of this Agreement and the terms of any Note, the provisions of this Agreement shall be deemed to prevail and the Borrower and each Guarantor shall be entitled to use this Agreement as a defense in connection with any action brought against any of them solely under the Notes.


          SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 Repayment of Loans. The Borrower agrees to pay to the Administrative Agent for the pro rata account of the Lenders the full principal amount of the Loans in 20 equal consecutive quarterly installments, one such installment to be payable on each Principal Payment Date.

          3.02 Interest.

          (a) The Borrower agrees to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the LIBO Rate for each Interest Period plus the Applicable Margin.

          (b) Notwithstanding the foregoing, the Borrower agrees to pay to the Administrative Agent for account of each Lender interest at the Post-Default Rate on any principal of the Loan of such Lender, and on any other amount whatsoever payable by the Borrower hereunder, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

          (c) Accrued interest on each Loan shall be payable on the last day of each Interest Period and upon each payment or prepayment thereof (on the principal amount so paid or prepaid), provided, that interest payable at the Post-Default Rate shall be payable from time to time on demand.

          (d) Promptly after the determination of any interest rate provided for herein or any change therein pursuant to this Agreement, the Administrative Agent shall (without limiting the requirements of Section 14.02 that all notices be in writing) give written notice thereof to the Lenders and to the Borrower. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          3.03 Optional Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part at any time or from time to time, which prepayment shall in each case be made together with accrued and unpaid interest thereon and all other amounts payable under this Agreement (including without limitation Section 5.04 hereof) without premium or penalty (subject to Section 5.04 hereof), provided, that (i) the Borrower shall give the Administrative Agent notice of each prepayment under this Section 3.03 as provided in Section 4.04 hereof (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), (ii) each partial prepayment hereunder shall be in the aggregate amount of not less than $5,000,000 and (iii) each prepayment hereunder shall be applied to the installments of principal of the Loans in inverse order of maturity as among such installments. Amounts prepaid hereunder may not be reborrowed.

          3.04 Mandatory Prepayments.

          (a) Promptly upon the receipt by the Borrower of any payment or prepayment of principal of any Intercompany Note by VENA or Vitro Packaging in cash, which is raised from external sources during the term of this Agreement, the Borrower will prepay the Loans in an aggregate amount equal to the amount of such payment or prepayment, together with interest accrued on the amount prepaid and all amounts payable under with Section 5.04 hereof. Prepayments under this
Section 3.04(a) shall be applied to the installments of principal of the Loans pro rata as among such installments. Amounts prepaid hereunder may not be reborrowed.

          (b) (i) Concurrently with the receipt of any Net Proceeds from any Disposition of Voting Shares of Vitro OCF, as provided in clause (iv) of the definition of "Change of Control" in Section 1.01 hereof, or with any Disposition by VENA of any shares of capital stock or Properties of Vidriera Mexicali, to a Person which is not an Affiliate of Vitro, as provided in Section 10.12(b) hereof, Vitro or VENA, as applicable, shall advance the Net Proceeds thereof to the Borrower (directly or indirectly through one or more intermediate Subsidiaries of VENA) as additional equity capital or intercompany debt, and the Borrower shall forthwith prepay the Loans in an amount equal to the aggregate amount of such Net Proceeds received by the Borrower.

          (ii) If VENA shall make a Disposition of any shares of capital stock or Properties of Vidriera Mexicali, to an Affiliate of Vitro (an "Affiliated Purchaser"), as provided in Section 10.12(b) hereof, then VENA shall, within 10 days after the date on which the beneficiary of Vidriera Mexicali's capital stock or Properties commences substantial business operations under the ownership of such Affiliated Purchaser, advance one-half of the Net Proceeds thereof to the Borrower (directly or indirectly through one or more intermediate Subsidiaries of VENA) as additional equity capital or intercompany debt, and the Borrower shall forthwith upon receipt thereof prepay the Loans in an amount equal to one-half of such Net Proceeds, with the remaining one-half of such Net Proceeds to be advanced by VENA within twelve months after the initial prepayment of one-half of the Net Proceeds (directly or indirectly through one or more intermediate Subsidiaries of VENA) as additional equity capital or intercompany debt, and the Borrower shall forthwith prepay the Loans in an amount equal to such remaining one-half of such Net Proceeds.

          Prepayments under this Section 3.04(b) shall be applied to the installments of principal of the Loans in the inverse order of maturity as among such installments. Amounts prepaid hereunder may not be reborrowed.

          SECTION 4. PAYMENTS, ETC.

          4.01 Payments

          (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees and other amounts payable hereunder not later than 12:00 noon (New York time) on the date when due, in Dollars and immediately available funds, at the Collection Account, without deduction, set-off or counterclaim.

          (b) The Borrower shall, at the time of making each payment under this Agreement and the Notes for account of any Lender, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to
     Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office.

          (d) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall (subject to the definition of "Principal Payment Date") be the next preceding Business Day.


          4.02. Pro Rata Payments. Except to the extent otherwise expressly provided herein, (a) the Loans shall be made by the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on the Loans shall be made for account of the Lenders pro rata in accordance with the respective amounts of interest on the Loans then due and payable to them.

          4.03 Computations. Interest on the Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which interest shall be payable.

          4.04 Certain Notices. Notice of Borrowing shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date three Business Days prior to the date of the Borrowing, and each notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date ten Business Days prior to the date of such prepayment. The Notice of Borrowing shall specify the amount to be borrowed, the date of the Borrowing (which shall be a Business

Day), the Specified Debt to be refinanced (with appropriate remittance instructions) with the proceeds thereof, the Indebtedness of Vitro Packaging to be refinanced (with appropriate remittance instructions) with the proceeds thereof, and the portion thereof to be used to refinance all or a portion of the purchase price of the Specified Shares. Each notice of optional prepayment shall specify (subject to Section 3.03 hereof) the amount to be prepaid and the date of prepayment (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

          4.05 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender or the Borrower (each, a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) of a payment to the Administrative Agent for account of one or more of the Lenders hereunder (any such payment being herein called the "Required Payment") that such Lender or the Borrower, as the case may be, will not make the Required Payment, the Administrative Agent may assume that the Payor is making the Required Payment available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Lenders or the Borrower, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such date, the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate (in the case of a Lender) equal to the rate specified by the Administrative Agent as its cost of funding such amount for the period and (in the case of the Borrower) equal to the rate specified in Section 3.02(b) hereof, in each case until such amount is made available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          4.06 Sharing of Payments.

          (a) If any Lender shall obtain payment of any principal of or interest on a Loan or payment of any other amount under this Agreement or the Notes through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a percentage of the principal of or interest on such Loan or such other amounts then due hereunder by the Borrower to such Lender in excess of its pro rata share thereof, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time, as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders, it being understood that neither the Borrower nor any Guarantor hereunder shall have any liability in respect of any action or inaction by any Lender hereunder. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored; provided, that if any Lender shall commence an action or proceeding in any court to collect the principal of or interest on a Loan held by, or any other amount owed to, such Lender, and as a result thereof shall receive a disproportionate payment (other than any such payment received by such Lender as a result of attachment of, or set-off, exercise of banker's lien or any other proceedings against, deposits or other property held by such Lender), such Lender shall not be required to share any portion of such disproportionate payment with any other Lender which, having received notice from such first-mentioned Lender (through the Administrative Agent) of such action or proceeding, had the legal right to, but did not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding in any appropriate court to collect (as applicable) the principal of or interest on the Loans held by, or other such amount owed to, such other Lender.

          (b) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower or any Guarantor.


          SECTION 5. YIELD PROTECTION, ETC.

          5.01 Additional Costs.

          (a) If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Loans, its Notes or its Commitment, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any Note, by an amount reasonably deemed by such Lender to be material (other than Taxes, which shall be treated in accordance with Section 5.05 hereof), then the Borrower shall pay to such Lender on the date five (5) business days after demand, such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent) as a consequence of such Lender's obligations hereunder or its Loans to a level below that which such Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then from time to time, within 15 days after demand (which refers to the relevant Requirement of Law in reasonable detail) by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

          (c) Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section, such notice to provide reasonable detail of such event. Before giving any such notice pursuant to this subsection (c) such Lender shall designate a different Applicable Lending Office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder and providing reasonable detail as aforesaid, shall be conclusive and binding on the Borrower in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods as long as such methods are consistent with such Lender's treatment of customers similar to Vitro and the Borrower having generally similar provisions in their agreements with such Lender. Notwithstanding anything to the contrary in clauses (a) and (b) above, no Lender shall be entitled to make a claim for compensation with respect to any event occurring more than 180 days prior to the date on which such Lender notifies the Borrower of its claim for compensation.

          (d) If any Lender requests compensation under this Section 5.01, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (subject to the restrictions contained in Section 14.06), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignee shall be subject to the prior consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment in full of the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and (iii) such assignment is reasonably expected to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          (e) If the Ministry of Finance shall at any time determine that the administrative fees payable pursuant to Section 2.03 hereof constitute "interest" as that term is defined under Article 154, Section I, of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and as a result are subject to Mexican withholding tax, the Administrative Agent shall make a reasonable effort to assign its rights and duties hereunder to a registered Affiliate that is an Eligible Assignee if it can do so without material cost, expense or legal detriment to it, in its sole and absolute judgment.

          5.02 Substitute Basis. If, on or prior to the first day of any Interest Period (an "Affected Interest Period"):

          (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank eurodollar market, the "LIBO Rate" cannot be determined pursuant to the definition thereof, or

          (b) the Majority Lenders determine and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, the Administrative Agent shall give notice thereof (a "Rate Determination Notice") to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, during the thirty-day period following such Rate Determination Notice (the "Negotiation Period") the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the Majority Lenders) for the Loans which shall reflect the cost to the Lenders of funding their Loans from alternative sources (a "Substitute Basis"), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the LIBO Rate to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply. If a Substitute Basis is not agreed upon during the Negotiation Period, the Borrower may elect to prepay the Loans pursuant to Section 3.03 hereof; provided, however, that if the Borrower does not elect so to prepay, each Lender shall determine in good faith (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent, which the Administrative Agent shall promptly deliver to the Borrower, setting forth in reasonable detail the basis of the computation of such amount) the rate basis reflecting the cost to such Lender of funding its Loans for any Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Lender and shall apply in lieu of the LIBO Rate for the relevant Interest Periods.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain Loans hereunder

(and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) following which (a) such Lender's Commitment shall be suspended until such time as such Lender may again make and maintain Loans hereunder and (b) if such Requirement of Law shall so mandate, such Lender's Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such Requirement of Law; provided, however, that if it is lawful for such Lender to maintain its Loans through the last day of the current Interest Period, such payment shall be made on such date; provided further, however, that the relevant Lender shall use its reasonable efforts to avoid or minimize the effect of such Requirement of Law, including by transferring the affected Loan or Loans to a different lending office, if it can do so without material cost, expense or legal detriment to it, in its sole and absolute judgment.

          5.04 Compensation. The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts (if any) as shall be sufficient to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any optional or mandatory prepayment of any Loan made by such Lender for any reason on a date other than the last day of an Interest Period; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to make a Borrowing on the date for such Borrowing specified in the relevant Notice of Borrowing given pursuant to
     Section 2.02 hereof, or to prepay such Loan in accordance with a notice of prepayment under Section 3.03 hereof.

Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 5.04, which certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

          5.05 Taxes.

          (a) All payments on account of the principal of and interest on the Loans and the Notes, fees and all other amounts payable hereunder by the Borrower to or for the account of each Agent or any Lender, including, without limitation, amounts payable under paragraph (b) of this Section 5.05, shall be made free and clear of and without reduction or liability for Covered Taxes, unless otherwise required by applicable law, decree or regulation.

          (b) The Borrower shall indemnify each Agent and each Lender against, and reimburse them upon demand for, any Covered Taxes paid at any time by such Agent or such Lender (as the case may be) and any loss, liability, claim or expense, including interest, penalties, surcharges and legal fees, that such Agent or such Lender may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Covered Taxes when due. Each Agent and Lender agrees promptly to notify the Borrower of any event known to it that would give rise to a payment under this Section 5.05(b) by the Borrower.

          (c) Subject to compliance by the Agent and the relevant Lender with its obligations specified in this Section 5.05, in the event that the Borrower, any Person making a payment hereunder on behalf of the Borrower or any Agent shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, any other Loan Document or the Loans, the sum payable shall be increased as necessary so that after making all required deductions and withholdings the recipient of such payment receives an amount equal to the sum it would have received had no such deduction or withholding been made.

          (d) The Borrower shall furnish to the Administrative Agent copies, certified by the Responsible Officer of the Borrower, of the tax forms, duly completed and evidencing each payment of Covered Taxes required under this Section 5.05, as soon as practicable (and in any event no later than 45 days) after the date such payment is made, and the Borrower shall promptly furnish to the Administrative Agent at its request or at the request of any Lender (through the Administrative Agent) or the other Agent any other information, documents and receipts that the Administrative Agent or such other Agent or such Lender may reasonably require to establish that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.05.

          (e) The Borrower agrees to pay all present and future stamp, court or documentary taxes and any other excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by Mexico, or any jurisdiction from which any amount payable hereunder is made, or any municipality or other political subdivision or taxing authority thereof or therein which arises from any payment made by the Borrower hereunder or from the execution, delivery, enforcement or registration (if mandatory under Mexican law) of the Loan Documents (hereinafter referred to as "Other Applicable Taxes").

          (f) Each Lender (other than a Mexican Bank) party to this Agreement on the date hereof (A) represents and warrants to the Borrower that, as of the date hereof, such Lender (i) is registered with the Ministry of Finance as a foreign financial institution for purposes of Article 154, Section I, of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), the regulations thereunder and any administrative rules issued thereunder and intends to be the effective beneficiary of the interest payable under this Agreement and the other Loan Documents and (ii) is a resident of a country (or the main office of which, if lending through a branch or agency, is resident of a country) with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect, and complies with the requirements provided in such treaty to apply a reduced withholding tax rate on interest, and (B) agrees that it will use reasonable efforts to (x) continue to comply with the requirements of such treaty for so long as it provides a reduced withholding tax rate under the Mexican Income Tax Law or such double taxation treaty, (y) file all documentation necessary to maintain its registration with the Ministry of Finance pursuant to Article 154, Section I, of the Mexican Income Tax Law, so long as such requirement remains applicable, and (z) maintain its status (directly or through its main office, if lending through a branch or agency) as a resident for tax purposes of the country of which it is currently a resident and be the effective beneficiary of any interest paid.

          (g) Each Lender (other than a Mexican Bank) and the Administrative Agent will use all reasonable commercial efforts to provide to the Borrower (or as appropriate, complete and file with the appropriate governmental authority), within 60 days of a written request made by the Borrower, such duly completed form, certification or similar documentation, if any, as is then required under applicable law, regulation or published administrative rule or double taxation treaty to which Mexico is a party, which is in effect, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding in respect of Covered Taxes to which such Lender or the Administrative Agent would be entitled on interest payments made to such Lender or the Administrative Agent pursuant to a tax treaty that is in effect or the law or regulations of the relevant jurisdiction; provided, that neither any Lender nor the Administrative Agent shall have any obligation to provide such form, certification or similar document (unless required under applicable law) if, in the sole and absolute judgment of such Lender or the Administrative Agent, as the case may be, the provision of such form, certification or similar document would be materially disadvantageous to such Lender or the Administrative Agent.

          (h) Any Lender (other than a Mexican Bank) claiming any additional amounts payable pursuant to this Section 5.05, which are in excess of the tax imposed at the lowest rate of withholding that would be otherwise applicable to such Lender and which exceed additional amounts payable on the date hereof (provided, that such Lender is in compliance with the requirements set forth in Section 5.05(f), (g) and (i)), agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if, in the sole and absolute judgment of such Lender, such change (i) would eliminate or reduce any such excess additional amounts and
     (ii) would not otherwise be materially disadvantageous to such Lender.

          (i) The Borrower shall not be required to indemnify any Lender under clauses (a), (b) or (c) of this Section 5.05 for any additional amounts in respect of Covered Taxes to the extent that such Covered Taxes or portion thereof would not have been withheld but for the fact that the representation and warranty in clause (f) above is incorrect with respect to such Lender or the failure of such Lender to comply with the provisions of clauses (f), (g) (unless such Lender is a Mexican Bank) and (h) of this
     Section 5.05. Each Lender (other than a Mexican Bank) agrees to use its reasonable efforts to file a timely application for renewal of its registration in accordance with the relevant provisions of the Mexican Income Tax Law, and promptly notify the Borrower that it has made such filing.

                                      -27


          SECTION 6. CONDITIONS PRECEDENT.

          6.01 Conditions to Effectiveness. The effectiveness of Section 2.01(a) hereof shall be subject to the conditions precedent that (i) the Majority Lenders shall not have determined, and notified the Administrative Agent, that an event or circumstance has occurred since December 31, 2000 that has had a Material Adverse Effect, (ii) the Majority Lenders shall not have determined, and notified the Administrative Agent, that a material adverse change has occurred since December 31, 2000 in Mexico or in the market for loan or debt securities of Mexican borrowers, and (iii) the Administrative Agent shall have received the following documents (with certified English translations of documents not in English, except for the estatutos sociales, powers of attorney and the Board of Directors authorization), each of which shall be in form and substance satisfactory to the Administrative Agent (provided that such conditions shall be satisfied not later than August 16, 2001):

          (a) Executed Agreement. This Agreement, duly executed and delivered by the Borrower and the Guarantors and each of the other parties hereto.

          (b) Security Agreements. (i) The Vidriera Security Agreement, duly executed and delivered by the Borrower and the Collateral and Paying Agent,
     (ii) the Vitro Packaging Security Agreement, duly executed and delivered by Vitro Packaging and the Collateral and Paying Agent and (iii) the Account Control Agreement, duly executed and delivered by the Borrower, the Collateral and Paying Agent and the Intermediary, together with evidence of the perfection and first priority of the Liens created thereby.

          (c) Approvals. Certified copies of all licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including, without limitation, all foreign exchange approvals), and of all third-party consents and approvals, if any, necessary in connection with the making and performance by the Borrower and the Guarantors of the Loan Documents and, in the case of VENA and Vitro Packaging, the Intercompany Notes, to which they are a party and the transactions contemplated hereby and thereby.

          (d) Corporate Documents. Certified copies of (i) the estatutos sociales and other constitutive documents of the Borrower and each Guarantor other than Vitro Packaging, together with powers of attorney of the Borrower and each Guarantor other than Vitro Packaging, notarized by a Mexican notary public (including for actos de dominio) authorizing the relevant officers thereof to execute each Loan Document to which it is a party and (ii) the certificate of incorporation and by-laws of Vitro Packaging and of resolutions of its Board of Directors authorizing the making and performance by it of the Loan Documents to which it is a party.

          (e) Incumbency Certificate. A certificate of the Borrower and each Guarantor in substantially the form of Exhibit E hereto as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Borrower and each Guarantor.

          (f) Opinions of Counsel.

               (1) An opinion, dated the Closing Date, of the General Counsel to the Borrower and each Guarantor, in substantially the form of Exhibit F hereto.

               (2) An opinion, dated the Closing Date, of Davis Polk & Wardwell, special New York counsel to the Borrower and each Guarantor, in substantially the form of Exhibit G hereto.

               (3) An opinion, dated the Closing Date, of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent and the Collateral and Paying Agent, in substantially the form of Exhibit H hereto.

               (4) An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and the Collateral and Paying Agent, in substantially the form of Exhibit I hereto.

          (g) Process Agent Acceptance. (i) A Process Agent Acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit J hereto and (ii) a Mexican law notarized power of attorney of the Borrower and each Guarantor other than Vitro Packaging appointing such Process Agent.

          (h) Fees. Irrevocable authorization by the Borrower to deduct all fees referred to in Section 2.03 and all reasonable and documented accrued fees and expenses of each Agent and of the expenses then due and payable under
     Section 14.03 hereof, including, without limitation, the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and the Collateral and Paying Agent, and Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent and the Collateral and Paying Agent, in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the Loans hereunder, and also including all stamp taxes or similar taxes in connection with the Loan Documents, from the proceeds of the Loans; provided, that a statement of such fees and expenses shall have been submitted at least two Business Days prior to the date hereof.

          (i) Other Documents. Such other documents relating hereto as either Agent or any Lender shall reasonably request.

          6.02 Additional Conditions to Borrowing. The obligation of each Lender to make its Loan hereunder is also subject to further conditions precedent that both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (A) no Default shall have occurred and be continuing;

          (B) the representations and warranties made by the Borrower and the Guarantors in Section 8 hereof shall be true on and as of the date of such Loan and immediately after giving effect to the application of the proceeds thereof with the same force and effect as if made on and as of such date (or, in the case of any representation and warranty that expressly relates to a specific date, as of such specific date);

          (C) the Administrative Agent shall have received the Notes evidencing the Loans in accordance with Section 2.05 hereof;

          (D) the Administrative Agent shall have received the Notice of Borrowing in accordance with Section 2.02 hereof; and

          (E) the Administrative Agent shall have received irrevocable instructions signed by the Borrower, in form and substance satisfactory to the Administrative Agent, as to the remittance by the Administrative Agent of the proceeds of the Loans (such instructions to be consistent with the provisions of Section 2.01(b) hereof).

The Notice of Borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect that the conditions set forth in clauses (A) and (B) of this Section 6.02 have been fulfilled (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of the Borrowing, as of the date of the Borrowing).


          SECTION 7. GUARANTEE.

          7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to the Lenders, the Collateral and Paying Agent and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all fees, indemnities and other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the Loan Documents, in each case strictly in accordance with the terms thereof (the obligations of the Borrower to pay such amounts being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same upon receipt from the Administrative Agent of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection.

          7.02 Acknowledgments, Waivers and Consents. Each Guarantor agrees that the obligations of such Guarantor under Section 7.01 hereof shall, to the fullest extent permitted by applicable law, be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, each Guarantor agrees that:

          (a) The occurrence of any one or more of the following shall not, to the maximum extent permitted under applicable law, affect the enforceability or effectiveness of this Section 7 in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent, the Collateral and Paying Agent or any Lender under this Section 7:

          (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

          (ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any Guarantor under this Agreement or of any other guarantee of all or any part of the Guaranteed Obligations;

          (iii) any application of the proceeds of any other guarantee (including without limitation any letter of credit or the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations;

          (iv) any release of any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

          (v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Administrative Agent and the Collateral and Paying Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

          (vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of any Guarantor;

          (vii) any proceeding against the Borrower or any Guarantor of (including without limitation any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent, the Collateral and Paying Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Administrative Agent and the Collateral and Paying Agent may determine, regardless of whether the Administrative Agent, the Collateral and Paying

     Agent or the Lenders shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

          (viii) the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any Guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent, the Collateral and Paying Agent or any Lender may desire; or

          (ix) all or any combination of any of the actions set forth in this
     Section 7.02(a).

          (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Administrative Agent, the Collateral and Paying Agent and the Lenders under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

          (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

          (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

          (iii) the illegality, invalidity or unenforceability of any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

          (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any Guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 7.03 hereof, by reason of the full payment of all Guaranteed Obligations);

          (v) any failure of the Administrative Agent, the Collateral and Paying Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this Agreement, the Administrative Agent, the Collateral and Paying Agent and the Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

          (vi) any counterclaim, set-off or other claim which the Borrower or any Guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

          (vii) any failure of the Administrative Agent, the Collateral and Paying Agent or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

          (viii) any bankruptcy, insolvency, reorganization, concurso mercantil, winding-up or adjustment of debts, or appointment of a custodian, interventor, conciliador, sindico, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

          (ix) any action taken by the Administrative Agent, the Collateral and Paying Agent or any Lender that is authorized by this Section 7.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or

          (x) to the fullest extent permitted by applicable law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (c) To the fullest extent permitted by law, each Guarantor expressly waives, for the benefit of the Administrative Agent, the Collateral and Paying Agent and the Lenders, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 7.01 hereof), and any requirement that the Administrative Agent, the Collateral and Paying Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement, any Note or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

          (d) Each Guarantor further waives, to the fullest extent permitted by law, any right to which it may be entitled, including, without limitation:

          (i) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Borrower's obligations under this Agreement prior to any amounts being claimed from or paid by any Guarantor;

          (ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Guarantor;

          (iii) to have its obligations hereunder be divided among the Guarantors, such that each Guarantor's obligation would be less than the full amount claimed; and

          (iv) to the extent applicable, under Articles 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2842, 2845 and 2846 of the Federal
     Civil Code and the correlative rights of the Civil Codes of the Federal District and the States of Mexico.

          7.03 Reinstatement. The obligations of each Guarantor under this
Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the Collateral and Paying Agent and the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel, but without duplication of the obligations of the Borrower under this Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

          7.04 Subrogation. The Guarantors hereby jointly and severally agree that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by any of them of their guarantee in Section 7.01 hereof, whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          7.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Administrative Agent, the Collateral and Paying Agent and the Lenders, the obligations of the Borrower under this Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in
Section 11 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 11) for purposes of
Section 7.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of said Section 7.01.

          7.06 Payments. All payments by the Guarantors under this Agreement shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in Section 4 hereof and free and clear of any and all present and future Covered Taxes, without prejudice to what is set forth in Section 5.05 above.

          7.07 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any of the Guaranteed Obligations, each other Guarantor shall, on written demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of said payment of the Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 7.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the provisions of Section 7.01 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 7.07, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Guarantors exceeds the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of all of the Guarantors, determined as of the date hereof.

          7.08 General Limitation on Guarantee Obligations. To the extent that the obligations of any Guarantor hereunder would, by reason of any applicable domestic or foreign law, rule or regulation (including any domestic or foreign corporate law, or any domestic or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally) be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors.

          SECTION 8. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent, the Collateral and Paying Agent and the Lenders with respect to itself (except as otherwise provided herein) that, as of the date hereof and as of the date of each Borrowing (unless otherwise specified):

          8.01 Power and Authority. It (a) is a corporation or a sociedad anonima de capital variable duly organized and validly existing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted,
(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (d) has the power and authority to make and perform each of the Loan Documents to which it is a party and, in the case of VENA and Vitro Packaging, the Intercompany Notes, and to borrow the Loans hereunder, (e) is in compliance with all applicable material laws and regulations, and (f) has good title to all its assets, free and clear of any Liens except as expressly permitted by this Agreement.

          8.02 Due Authorization, Etc. The making and performance by it of the Loan Documents to which it is a party and, in the case of VENA and Vitro Packaging, the Intercompany Notes, and all other documents and instruments to be executed and delivered by it hereunder have been duly authorized by all necessary corporate action, and do not contravene (a) its estatutos sociales or, if applicable, other constitutive documents, or (b) any Requirement of Law, or
(c) any agreement or instrument or material contractual restriction binding on or affecting it or any of its Property, and do not and will not result in the imposition of any Lien on any of its Property, except Liens created or arising under the Loan Documents. No part of the proceeds of the Loans will be used to buy or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (and no Indebtedness refinanced with the proceeds of the Loans will have been used to buy or carry any such "margin stock").

          8.03 Governmental and Other Approvals. No license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including without limitation any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by it of the Loan Documents or for the legality, validity or enforceability thereof against it. No filing, registration or other action is required to be accomplished under Mexican law in order to cause the security interest created by each Security Agreement in the Collateral referred to therein to be a valid first and prior perfected security interest therein.

          8.04 Legal Effect. This Agreement has been duly executed and delivered by the Borrower and the Guarantors, the Vidriera Security Agreement has been duly executed and delivered by the Borrower, the Vitro Packaging Security Agreement has been duly executed and delivered by Vitro Packaging and each thereof is, and each Note when duly executed and delivered by the Borrower for value received, and endorsed "por aval" by each Guarantor, will be the legal, valid and binding obligation of the Borrower and the Guarantors, as the case may be, enforceable against them in accordance with its terms.

          8.05 Financial Statements. The respective consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2000 and of each of VENA, Vitro and Vitro Packaging and their respective consolidated Subsidiaries as of December 31, 2000, and the related consolidated statements of income and cash flows for the fiscal year ending on that date, each of which has heretofore been furnished to the Lenders, are complete and correct and fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries and VENA, Vitro and Vitro Packaging and their respective consolidated Subsidiaries as at said respective dates and the consolidated results of their respective operations for the fiscal year ending on said date, all in accordance with GAAP, and neither the Borrower and its Subsidiaries nor VENA, Vitro and Vitro Packaging and their respective Subsidiaries have material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since December 31, 2000, no event or circumstance has occurred that has had a Material Adverse Effect.

          8.06 Ranking. The payment obligations of the Borrower and each Guarantor hereunder are and will at all times be unconditional and unsubordinated general obligations of the Borrower and each Guarantor, and rank and will at all times rank at least pari passu with all other present and future unsecured Indebtedness of the Borrower and each Guarantor, except that in any bankruptcy proceeding initiated in Mexico, pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, IMSS quotas, INFONAVIT quotas and SAR Fund quotas will have priority over claims of the Administrative Agent, the Collateral and Paying Agent and the Lenders.

          8.07 No Actions or Proceedings. There is no litigation, investigation or proceeding pending or, to the best of its knowledge, threatened against it or any of its Subsidiaries by or before any Governmental Authority that (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Its operations and those of its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          8.08 Commercial Activity; Absence of Immunity. It is subject to civil and commercial law with respect to its obligations under the Loan Documents, and the making and performance by it of the Loan Documents constitute private and commercial acts rather than public or governmental acts. It is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, set-off or proceeding, or the service of process in connection therewith, arising under the Loan Documents.

          8.09 Taxes. There is no income, stamp or other similar tax, levy, assessment, impost, deduction, charge or withholding imposed by Mexico (or any municipality or other political subdivision or taxing authority thereof or therein that exercises power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery of the Loan Documents or (b) on any payment to be made by the Borrower or any Guarantor pursuant to the Loan Documents, other than any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Mexico or by virtue of its having a permanent establishment or fixed base in Mexico to which income under this Agreement and the Notes is attributable or its Applicable Lending Office being located in Mexico, except for withholding tax on payments of interest and fees deemed to be interest to Lenders that are not Mexican Banks. It has filed all material tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP.

          8.10 Legal Form. This Agreement and the other Loan Documents to which it is a party and, in the case of VENA and Vitro Packaging, the Intercompany Notes are in proper legal form under the laws of Mexico for the enforcement thereof against it under such law. All formalities required in Mexico for the validity and enforceability of each of the Loan Documents and the Intercompany Notes have been satisfied, and no Covered Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof; provided, that in the event any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

          8.11 Full Disclosure. The information, reports, financial statements, exhibits and schedules contained in the Information Memorandum, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading on the date as of which such information is stated or certified; and if any of such information, reports, financial statements, exhibits and schedules shall become materially untrue or misleading on or before the Borrowing Date, it shall promptly inform the Administrative Agent thereof, provided, that no such representation and warranty is made as to any projections or forward looking information contained therein except that such projections or forward looking information have been prepared in good faith on assumptions believed to be reasonable at the time of preparation thereof. All other written information furnished after the date hereof by the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections, if applicable) based on reasonable estimates, on the date as of which such information is stated or certified.

          8.12 Liens. Schedule 4 hereto is a complete and correct list of each security interest granted by the Borrower in connection with any Indebtedness as of the date hereof.

          8.13 Solvency. It is, and after giving effect to the making of the Loans and the use of proceeds thereof (including without limitation the incurrence of the Guaranteed Obligations) will be, Solvent.

          8.14 Restrictions on Upstreaming. Other than the Existing Restrictions, no Subsidiary of the Borrower or any Guarantor is subject on the date hereof to any contractual restriction on its ability to make any Dividend Payment.

          8.15 Not an Investment Company. It is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          8.16 Collateral. The security interest created by each Security Agreement constitutes a valid first priority Lien on and prior perfected security interest in the Collateral referred to therein, subject to no equal or prior Lien.


          SECTION 9. COVENANTS OF THE BORROWER. The Borrower covenants and agrees with the Lenders and each Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder and under the other Loan Documents:

          9.01 Corporate Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve and maintain its corporate existence and all of its material rights and licenses, (b) maintain appropriate accounting and corporate books and records, and (c) permit representatives of any Lender, the Collateral and Paying Agent or the Administrative Agent, during normal business hours, at their own cost and expense (provided, that if an Event of Default has occurred and is continuing the Borrower shall indemnify each Lender, the Collateral and Paying Agent and the Administrative Agent for such costs and expenses, if reasonable and documented) and following notice given within a reasonable number of days, to examine, copy and make extracts from its accounting and corporate books and records, to inspect any of its Property, and to discuss its business and affairs with its officers, to the extent reasonably requested by such Lender (through the Administrative Agent), the Collateral and Paying Agent or the Administrative Agent (as the case may be).

          9.02 Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, (a) comply with the requirements of all material applicable laws, rules, regulations and orders (including without limitation all Environmental Laws) of Governmental Authorities (including without limitation IMSS, INFONAVIT and SAR), (b) timely file all required material tax returns and pay and discharge at or before maturity all of its material obligations (including without limitation tax liabilities, except where the same are contested in good faith and by appropriate proceedings and against which adequate reserves are being maintained if and to the extent required by GAAP and where the failure to pay or discharge such obligations or liabilities would not result in a Material Adverse Effect), (c) maintain all of its material Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and (d) maintain insurance in respect of its and its Subsidiaries' Property and businesses against loss and damage of the kinds and in the amounts customary in the industry in which the Borrower and its Subsidiaries operate.

          9.03 Governmental Authorizations. The Borrower will promptly from time to time obtain and maintain in full force and effect all licenses, consents, authorizations and

                                      -39


approvals of, and make all filings and registrations with, any Governmental Authority necessary under the laws of Mexico for the making and performance by it of the Loan Documents.

          9.04 Financial Statements, Etc. The Borrower will provide to the Administrative Agent for distribution to the Lenders:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, enough copies for each Lender of the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the unqualified opinion thereon of the Mexican office of Deloitte & Touche or other independent public accountants of recognized international standing;

          (b) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year of the Borrower, enough copies for each Lender of an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such fiscal quarter and the related consolidated statements of income and cash flow of the Borrower and its consolidated Subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP by the Responsible Officer of the Borrower;

          (c) within fifteen Business Days after the last day of each fiscal quarter of the Borrower, a certificate of the Responsible Officer of the Borrower, in the form of Exhibit L, (y) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 9.11 hereof, and certifying the Borrower's Debt Service Coverage Ratio, in each case on and as of the date of such financial statements and (z) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

          (e) promptly upon an officer of the Borrower obtaining knowledge of the occurrence of any Default, a certificate of the Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the commencement of, or any material adverse development in, any litigation or proceeding against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof with a description thereof in reasonable detail;

          (g) promptly upon receipt by the Borrower of any payment or prepayment of any Intercompany Note, notice thereof specifying the amount and date of such payment or prepayment; and

          (h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

          9.05 Ranking. The Borrower will promptly take all actions as may be necessary to ensure that the payment obligations of the Borrower under this Agreement and the Notes will at all times constitute unconditional and unsubordinated general obligations of the Borrower ranking at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower, except that in any bankruptcy proceeding initiated in Mexico, pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, IMSS quotas, INFONAVIT quotas and SAR Fund quotas will have priority over claims of the Administrative Agent, the Collateral and Paying Agent and the Lenders (and other than as otherwise provided in Section 9.13 hereof).

          9.06 Maintenance of Collection Account and Reserve Account. The Borrower shall at all times maintain ownership, free and clear of any Lien, of the Collection Account and the Reserve Account, except for the Liens created hereby or by the Vidriera Security Agreement.

          9.07 Transactions With Affiliates. Without prejudice to anything expressly permitted under this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any transaction with an Affiliate thereof, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon commercially reasonable terms that are no less favorable to it than those which would be obtainable in a comparable arm's-length transaction at the time from a Person which is not such an Affiliate.

          9.08 Line of Business. The Borrower will not make any material change in the line of business of the Borrower and its Subsidiaries as conducted on the date hereof, and it will not change the legal nature of its organization.

          9.09 Upstreaming. The Borrower will not after the date hereof permit any of its Subsidiaries to enter into, create or assume any contractual restriction on the ability of such Subsidiary to make any Dividend Payment.

          9.10 Hedge Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedge Agreement, other than Hedge Agreements entered into (i) in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities and (ii) not for speculative purposes.

          9.11 Collections of Eligible Receivables. The Borrower will assure that the aggregate amount collected in respect of Eligible Receivables during each period of four consecutive fiscal quarters of the Borrower is not less than $115,000,000 and will assure that, at all times, the accounts receivable arising from the sale of goods exported to Vitro Packaging by the Borrower will be denominated in Dollars.

          9.12 Collateral. The Borrower will take all reasonable steps requested by the Administrative Agent to cause the security interest created by the Vidriera Security Agreement to be at all times a valid first Lien on and prior perfected security interest in the Collateral referred to therein, subject to no equal or prior Lien.

          9.13 Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on its Property, whether now owned or hereafter acquired by it, except:

          (i) Permitted Liens;

          (ii) Liens (not covering any of the Collateral) existing on the date hereof and described in Schedule 4 hereto;

          (iii) Liens on any Property of the Borrower or any of its Subsidiaries securing Indebtedness of the Borrower or any of its Subsidiaries incurred or assumed for the purpose of financing (1) all or any part of the cost of acquiring such Property or (2) all or part of the cost of constructing such Property or improvements on or of any such Property, provided, that such Lien attaches to such Property concurrently with or within 60 days after the acquisition thereof;

          (iv) Liens (not covering any shares of capital stock of such Person) not otherwise permitted by the foregoing clauses, securing Indebtedness outstanding at any time in an aggregate principal amount not exceeding $10,000,000; and

          (v) Liens created hereunder or under the Vidriera Security Agreement.

          9.14 Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from a calendar year ending December 31.

          9.15 Intercompany Notes. As a condition precedent to or simultaneously with the making by the Borrower of each intercompany loan to VENA and Vitro Packaging referred to in Section 2.01(b) hereof, the Borrower will obtain a valid promissory note of Vitro Packaging or of VENA (a pagare) in a principal amount equal to the amount of such intercompany loan and in form and substance to the Administrative Agent (each, an "Intercompany Note"), and will forthwith deliver the same to the Administrative Agent, duly endorsed.

          SECTION 10. COVENANTS OF THE GUARANTORS. Each Guarantor covenants and agrees with the Lenders, the Collateral and Paying Agent and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder and under the other Loan Documents:

          10.01 Corporate Existence, Etc. Each Guarantor other than Vitro will, and will cause each of its Subsidiaries to, and Vitro will, and will cause each of its Material Subsidiaries (other than for Section 10.01(c) hereof, those Subsidiaries of Vitro which are joint ventures) to, (a) preserve and maintain its corporate existence and all of its material rights and licenses, (b) maintain appropriate accounting and corporate books and records, and (c) permit representatives of any Lender, the Collateral and Paying Agent or the Administrative Agent, during normal business hours, at their own cost and expense (provided, that if a Default has occurred and is continuing such Guarantor shall indemnify each Lender, the Collateral and Paying Agent and the Administrative Agent for such costs and expenses if reasonable and documented) and following notice given within a reasonable number of days, to examine, copy and make extracts from its accounting and corporate books and records, to inspect any of its Property, and to discuss its business and related affairs with its officers, to the extent reasonably requested by such Lender (through the Administrative Agent), the Collateral and Paying Agent or the Administrative Agent (as the case may be).

          10.02 Compliance with Law. Each Guarantor other than Vitro will, and will cause each of its Subsidiaries to, and Vitro will, and will cause each of its Material Subsidiaries to, (a) comply with the requirements of all material applicable laws, rules, regulations and orders (including without limitation all Environmental Laws) of Governmental Authorities (including without limitation IMSS, INFONAVIT and SAR and all laws relating to Social Security), (b) timely file all required material tax returns and pay and discharge at or before maturity all of its material obligations (including without limitation tax liabilities, except where the same are contested in good faith and by appropriate proceedings and against which adequate reserves are being maintained if and to the extent required by GAAP and where the failure to pay or discharge such obligations or liabilities would not result in a Material Adverse Effect),
(c) maintain all of its material Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and (d) maintain insurance in respect of its and its Subsidiaries' Property and businesses against loss and damage of the kinds and in the amounts customary in the industry in which such Guarantor and its Subsidiaries operate.

          10.03 Governmental Authorizations. It will promptly from time to time obtain and maintain in full force and effect all licenses, consents, authorizations and approvals of, and make all filings and registrations with, any Governmental Authority necessary under the laws of Mexico for the making and performance by it of the Loan Documents to which it is a party and, in the case of VENA and Vitro Packaging, the Intercompany Notes.

          10.04 Financial Statements, Etc. Vitro, Vitro Packaging, VENA and the VENA Leasing Companies will each provide to the Administrative Agent for distribution to the Lenders:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year, enough copies for each Lender of the consolidated balance sheets of it and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows of it and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the unqualified opinion thereon of independent public accountants of recognized international standing acceptable to the Majority Lenders;

          (b) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year, enough copies for each Lender of an unaudited consolidated balance sheet of it and its consolidated Subsidiaries as at the end of each such fiscal quarter and the related consolidated statements of income and cash flow of it and its consolidated Subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP by the Responsible Officer of such entity;

          (c) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, and at any other time reasonably requested by the Administrative Agent, a certificate of the Responsible Officer of (x) VENA, in the form of Exhibit N, setting forth in reasonable detail the calculations required to establish whether VENA was in compliance with the requirements of Sections 10.08, 10.09 and 10.10 hereof and (y) Vitro, in the form of Exhibit O, setting forth in reasonable detail the calculations required to establish whether Vitro was in compliance with the requirements of Section 10.13 hereof on the date of such financial statements; in each case stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Guarantor is taking or proposes to take with respect thereto;

          (d) within fifteen Business Days after the last day of each fiscal quarter of Vitro Packaging, a certificate of the Responsible Officer of Vitro Packaging, in the form of Exhibit M, setting forth in reasonable detail the calculations required to establish whether Vitro Packaging was in compliance with the requirements of Section 10.11 hereof as of the last day of such fiscal quarter;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

          (f) promptly upon an officer of such Guarantor obtaining knowledge of the occurrence of any Default, a certificate of the Responsible Officer of such Guarantor setting forth the details thereof and the action which such Guarantor is taking or proposes to take with respect thereto;

          (g) promptly upon the commencement of, or any material adverse development in, any litigation or proceeding against any Guarantor or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof with a description thereof in reasonable detail;

          (h) at any time when securities of any Guarantor or any of its Subsidiaries are held by the public, promptly upon the delivery or filing thereof, copies of all reports and registration statements that such Guarantor or such Subsidiary files with the Securities and Exchange Commission of the United States of America or the Comision Nacional Bancaria y de Valores or any Mexican or other securities authority or exchange; and

          (i) from time to time such additional information regarding the financial position or business of the Guarantors as the Administrative Agent, at the request of any Lender, may reasonably request.

          10.05 Ranking. It will promptly take all actions as may be necessary to ensure that the payment obligations of such Guarantor under this Agreement will at all times constitute unconditional and unsubordinated general obligations of such Guarantor ranking at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of such Guarantor, except that in any bankruptcy proceeding initiated in Mexico, pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, IMSS quotas, INFONAVIT quotas and SAR Fund quotas will have priority over claims of the Administrative Agent, the Collateral and Paying Agent and the Lenders, and other than as provided in Section 10.15 hereof.

          10.06 Dividend Payments. VENA will not make any Dividend Payment if, at the time of such Dividend Payment and immediately after giving effect thereto, (i) the VENA Debt to EBITDA Ratio is greater than 2.0 to 1.0 or (ii) the making of such Dividend Payment would result in an Event of Default; provided, that this restriction shall not be deemed to prohibit any Subsidiary of VENA that is a joint venture from making Dividend Payments that it is contractually obligated to make pursuant to agreements in effect on the date hereof and heretofore disclosed to the Banks in writing.

          10.07 Use of Dividend Payments. VENA will not apply any Dividend Payments received by it directly or indirectly from the Borrower to make any loan or any extension of credit to, or any Investment in, any of its Subsidiaries, except that the provisions of this Section 10.07 shall not apply to loans or extensions of credit to or Investments in the Borrower or such of VENA's Subsidiaries as are also Guarantors.

          10.08 Consolidated Net Worth. VENA will not permit its Consolidated Net Worth to be less than the following respective amounts on each of the dates set forth below:

                 Period                          Amount
         ----------------------               -----------

         December 31, 2001                    $90,000,000

         December 31, 2002                    $90,000,000

         December 31, 2003                   $100,000,000

         December 31, 2004                   $110,000,000

         December 31, 2005                   $125,000,000.

          10.09 VENA Interest Coverage Ratio. VENA will not permit the VENA Interest Coverage Ratio to be less than the ratio set forth below for the respective fiscal years set forth below:

          Period                                    Ratio

          From the Closing Date
          through December 31, 2001                 1.50 to 1.00

          From January 1, 2002
          through December 31, 2002                 1.60 to 1.00

          From January 1, 2003
          through December 31, 2003                 2.00 to 1.00

          From January 1, 2004
          through December 31, 2004                 2.15 to 1.00

          From January 1, 2005
          through the Final Maturity Date           2.35 to 1.00.

          10.10 VENA Debt to EBITDA Ratio. VENA will not permit the VENA Debt to EBITDA Ratio to be greater than the ratio set forth below for the respective fiscal years set forth below:

          Period                                      Ratio

          From the Closing Date
          through December 31, 2001                 4.25 to 1.00

          From January 1, 2002
          through December 31, 2002                 3.75 to 1.00

          From January 1, 2003
          through December 31, 2003                 3.50 to 1.00

          From January 1, 2004
          through December 31, 2004                 3.00 to 1.00

          From January 1, 2005
          through the Final Maturity Date           2.75 to 1.00.

          10.11 Vitro Packaging Debt Service Coverage Ratio. Vitro Packaging will at all times assure that the Vitro Packaging Debt Service Coverage Ratio is maintained at not less than 2.00 to 1.00.

          10.12 Dispositions. (a) Neither the Borrower nor VENA will, nor will it permit any of its Subsidiaries to, directly or indirectly, make any Disposition of Property of the Borrower, VENA and their respective Subsidiaries if the market value of the Property subject to such Disposition, when added to the aggregate market value of all other Dispositions of Property of the Borrower, VENA and their respective Subsidiaries occurring after the date hereof and prior to the Final Maturity Date (which shall not include the excepted Dispositions set forth below and as set forth in subsection (b) of this Section 10.12), would exceed an amount equal to 10% of the aggregate fair market value of the Property of VENA and its consolidated Subsidiaries on a consolidated basis as of the end of the then most recently concluded fiscal quarter of the Borrower; provided, however, that the net amounts received by the Borrower or VENA or such Subsidiary in respect of such Dispositions allowed under this
Section 10.12(a) shall be used to repay Indebtedness of the Borrower, VENA or such Subsidiary, and provided further, that the limitation set forth above shall not apply to:

          (A) Dispositions of inventory for fair value in the ordinary course of business,

          (B) sales of accounts receivable in factoring arrangements existing on the date hereof (including renewals and replacements thereof to the extent the amount thereof is not increased beyond a total aggregate principal amount of $55,000,000),

          (C) Dispositions of Property no longer used or, in the reasonable opinion of the Borrower, useful in the business of the Borrower or its Subsidiaries, provided that the net proceeds of any such Disposition shall be reinvested in the business of the Borrower or the relevant Subsidiary or used to repay Indebtedness thereof within 30 days of said Disposition, and

          (D) Dispositions of up to 9% of the total outstanding Voting Shares of Vitro OCF as set forth in clause (iv) of the definition of "Change of Control".

          (b) VENA will not make, directly or indirectly, any Disposition of any of the shares of capital stock of any of the VENA Leasing Companies directly or indirectly owned by VENA on the date hereof; provided, that VENA may make a Disposition for cash (except to the extent contemplated under subsection (ii) below) of all, but not less than all, of the shares of Vidriera Mexicali, to

          (i) a Person (other than an Affiliated Person) on an arm's-length basis for fair market value (as determined by an independent appraiser mutually acceptable to the Borrower and the Lenders) and, upon such sale, Vidriera Mexicali, shall be simultaneously released from its obligations hereunder, so long as the Net Proceeds of any such Disposition (or, if applicable, the Dollar equivalent thereof) are applied when received to the prepayment of Loans hereunder in accordance with Section 3.04(b)(i) hereof or

          (ii) an Affiliated Person on an arm's-length basis for fair market value (as determined by an independent appraiser mutually acceptable to the Borrower and the Lenders) and, upon such sale, Vidriera Mexicali, shall be simultaneously released from its obligations hereunder, so long as the Net Proceeds of any such Disposition (or, if applicable, the Dollar equivalent thereof) are applied when received to the prepayment of Loans hereunder in accordance with Section 3.04(b)(ii) hereof.

          10.13 Indebtedness. Vitro will not and will not permit any of its Consolidated Subsidiaries to incur any Indebtedness unless, immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of (1) the aggregate outstanding principal amount of Indebtedness of Vitro and its Consolidated Subsidiaries on a consolidated basis to (2) the Consolidated EBITDA of Vitro for the most recently concluded period of four consecutive fiscal quarters of Vitro would be greater than zero and less than or equal to 4.25 to 1.00 on the date of such incurrence, provided that this covenant shall not apply to:

          (i) Indebtedness of Vitro or such Consolidated Subsidiaries to the extent it refinances Indebtedness otherwise permitted hereunder, other than Indebtedness incurred under clause (ii) of this Section 10.13;

          (ii) Indebtedness of Vitro or such Consolidated Subsidiaries incurred for working capital needs in the ordinary course of business or to refinance interest expense, in an aggregate principal amount at any time outstanding not to exceed $300,000,000;

          (iii) Indebtedness incurred under any Loan Document;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under currency agreements and interest rate agreements (provided that, in the case of currency agreements that relate to other Indebtedness, such currency agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds, performance bonds or other similar instruments securing any obligations of Vitro or any of its Consolidated Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Consolidated Subsidiary (other than a Guarantee incurred by any Person acquiring all or any portion of such business, assets or Consolidated Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Vitro or any Consolidated Subsidiary in connection with such disposition;

          (v) Indebtedness to the extent such Indebtedness is secured by Liens which are purchase money or other Liens upon equipment or Property acquired or held by Vitro or any of its Consolidated Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or property to secure all or a part of the purchase price or lease payment therefore or (B) the Person who makes advances or incurs obligations, thereby giving value to Vitro or any of its Consolidated Subsidiaries to enable it to purchase or acquire rights in such equipment or Property to secure the repayment of all or a part of the advances so made or obligations so incurred, provided, however, that (x) such Liens do not extend to or cover any Property of Vitro or any of its Consolidated Subsidiaries other than the equipment or Property acquired, and (y) the aggregate principal amount of such Indebtedness, together with any Indebtedness permitted under clause (iv) of this paragraph (b) with respect thereto, outstanding at any time does not exceed $25,000,000;

          (vi) Indebtedness of the Borrower arising under a transaction described in Section 3.04(b)(i), so long as such Indebtedness is subordinated to the obligations of the Borrower hereunder upon terms and conditions satisfactory to the Administrative Agent;

          (vii) Indebtedness to VENA (including any Indebtedness arising under a transaction described in Section 3.04(b)(ii)), so long as such Indebtedness is subordinated to the obligations of the Borrower hereunder upon terms and conditions satisfactory to the Administrative Agent; and

          (viii) Indebtedness arising from the Guarantee of up to $70,000,000 by Vitro in favor of Pension Benefit Guaranty Corporation in relation to Anchor Glass Container Corp.'s underfunding liability for pension obligations in the United States nor the Guarantee Obligation of up to US$23,500,000 from Vitro to Consumers Packaging Inc. in relation to environmental clean-up costs.

          10.14 Guaranteed Indebtedness. Neither the Borrower nor VENA will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Guarantee in respect of any Indebtedness of Vitro or any Subsidiary of VENA, other than:

          (a) Guarantees of Indebtedness to the Lenders hereunder;

          (b) Guarantees by VENA of other Indebtedness of the Borrower or of any of the VENA Leasing Companies;

          (c) Guarantees by any of the VENA Leasing Companies of other Indebtedness of the Borrower;

          (d) Guarantees by the Borrower of Indebtedness of any of the VENA Leasing Companies; and

          (e) Guarantees by the Borrower or by any of the VENA Leasing Companies of Indebtedness of VENA.

          10.15 Negative Pledge. (a) VENA will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on its interests in the shares of Vitro OCF, S.A. de C.V., Industria del Alcali, S.A. de C.V., Fabricacion de Maquinas, S.A. de C.V., each a Mexican corporation, and Vidrio Lux, S.A., a Bolivian corporation, whether now owned or hereafter acquired by it.

          (b) VENA will not permit Vitro OCF, S.A. de C.V., Industria del Alcali, S.A. de C.V., Fabricacion de Maquinas, S.A. de C.V., and Vidrio Lux, S.A. to create, assume or suffer to exist any Lien on their respective Properties (other than shares of stock of such listed entities) except Liens securing Indebtedness outstanding at any time in an aggregate principal amount not exceeding $30,000,000.

          (c) VENA and the VENA Leasing Companies will not create, assume or suffer to exist any Lien on their respective Properties except Liens securing Indebtedness that is subordinated in right of payment to the prior payment in full of the Loans and the Notes on terms and conditions and pursuant to documentation satisfactory to the Majority Lenders and Liens permitted under clause (a) above.

          10.16 Transactions With Affiliates. Without prejudice to anything expressly permitted under this Agreement, the Guarantors will not, and will not permit any of their respective Subsidiaries to, directly or indirectly enter into any transaction with an Affiliate thereof, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon commercially reasonable terms that are no less favorable to it than those which would be obtainable in a comparable arm's-length transaction at the time from a Person which is not such an Affiliate.

          10.17 Line of Business. It will not make any material change in the nature or conduct of the business of itself and its Subsidiaries (other than such of Vitro's Subsidiaries which are not Guarantors) as conducted on the date hereof, and it will not change the legal nature of its organization.

          10.18 Vitro Packaging Operating Account. Vitro Packaging will not, without the prior consent of the Lenders, transfer the location of the Vitro Packaging Operating Account.


          SECTION 11. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay when due any principal of any Loan or to prepay any Loan when required hereunder, or shall fail to pay within three Business Days after the due date thereof any interest on any Loan, any commitment fees or any other amount payable hereunder or under any Note or any other amount payable under any Loan Document; or

          (b) Any representation, warranty or certification made or deemed made by the Borrower or any Guarantor herein or in either Security Agreement (or in any modification or supplement hereto or thereto) or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (c) The Borrower or any Guarantor (other than Vitro) or any of their respective Subsidiaries shall default in the payment of any principal of or interest on any other Indebtedness (whether at stated maturity or at mandatory or optional prepayment or otherwise) if such Indebtedness has an aggregate outstanding principal amount of $10,000,000 (or its equivalent in other currencies) or more ("Material Debt"), or any default or event of default shall occur under any agreement or instrument evidencing or relating to such Material Debt if the effect thereof is to accelerate the maturity thereof, or to permit or enable the holder or holders of such Material Debt, or an agent or trustee acting on its or their behalf, to accelerate the maturity thereof, or to require the mandatory prepayment or redemption thereof; or

          (d) Vitro or any of its Material Subsidiaries (other than the Guarantors) shall fail to make any payment in respect of any other Indebtedness in an aggregate principal amount exceeding $25,000,000 (or its equivalent in other currencies) when due or within any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any other Indebtedness of Vitro or any of its Material Subsidiaries (other than the Guarantors) in an aggregate principal amount exceeding $25,000,000 (or its equivalent in other currencies);

          (e) A Coverage Default shall occur; or

          (f) The Borrower or any Guarantor shall (i) default in the observance or performance of any of its other obligations under Sections 9 or 10 hereof, as the case may be, or in either Security Agreement or (ii) fail to perform or observe any of its other obligations under this Agreement (other than as referred to in clause (a) above) if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower or any Guarantor by the Administrative Agent or any Lender; or

          (g) The Borrower or any Guarantor or any of their respective Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (h) The Borrower or any Guarantor or any of their respective Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, liquidador, conciliador, sindico, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, concurso mercantil, insolvency, reorganization, suspension of payments, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts or (iv) take any corporate action for the purpose of effecting any of the foregoing; or

          (i) A proceeding or case shall be commenced against the Borrower or any Guarantor or any of their respective Material Subsidiaries, without its application or consent, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding up, (ii) the appointment of a receiver, custodian, liquidador, conciliador, sindico, trustee, examiner, liquidator or the like of it or of all or any substantial part of its Property or
     (iii) similar relief in respect of it under any law relating to bankruptcy, concurso mercantil, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or a declaration of bankruptcy, concurso mercantil or suspension of payments shall be entered against the Borrower or such Guarantor or Material Subsidiary under the Mexican federal bankruptcy laws as now or hereafter in effect; or

          (j) A judgment for the payment of money is or judgments for the payment of money are rendered against the Borrower or any Guarantor or any of their respective Subsidiaries in an amount exceeding in the aggregate $5,000,000 (or its equivalent in other currencies) in the case of any such Person other than Vitro, or in an amount exceeding in the aggregate $25,000,000 (or its equivalent in other currencies) in the case of Vitro, and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless the same is adequately bonded or is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against assets thereof; or the Borrower or any Guarantor or any of their respective Material Subsidiaries shall fail to pay when due to Social Security, INFONAVIT, IMSS or SAR any amount or amounts aggregating $5,000,000 or more (or its equivalent in Pesos) except to the extent the amount or amounts due are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property of the Borrower or such Guarantor or Subsidiary; or

          (k) (i) Any Mexican Governmental Authority shall impose exchange controls prohibiting or materially restricting the making of payments in Dollars in respect of Indebtedness payable in a currency other than Pesos; or (ii) any Mexican Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of the Borrower or any Guarantor (with or without the payment of compensation); or (iii) any action is taken by a Mexican Governmental Authority, including without limitation the declaration of a moratorium on payment of any Indebtedness, that has a Material Adverse Effect on (x) the repayment of the Loans or (y) the schedule of payments of the Borrower hereunder or under the Notes; or (iv) the Borrower or any Guarantor shall participate or take any action to participate in any facility or exercise involving the rescheduling of its debts or the alteration of the currency in which it may pay its obligations; or

          (l) The Borrower or any Guarantor (other than Vitro) or any of their respective Subsidiaries or Vitro or any of its Material Subsidiaries shall enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell all or substantially all of its Property, except that it shall not be an Event of Default hereunder if (x) any Subsidiary of the Borrower merges or consolidates with any other Subsidiary of the Borrower or any Guarantor or with the Borrower or any Guarantor, (y) the Borrower or any Guarantor merges with any other Person, or (z) any Guarantor merges or consolidates with any other Guarantor, provided, that, in the case of either clause (x) or (y), (i) after giving effect to such transaction no Default has occurred and is continuing and (ii) in the case of clause (y), the Borrower or a Guarantor, as the case may be, is the surviving entity; or

          (m) Any of the Loan Documents becomes unenforceable or the performance of the obligations of the Borrower or any Guarantor thereunder becomes illegal, or the security interest created by either Security Agreement shall not constitute a valid first priority lien on and perfected security interest in the Collateral covered thereby, subject to no equal or senior Lien (except as provided in Section 9.13 hereof); or

          (n) A Change of Control shall occur;

THEREUPON: in any such event, (1) the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate, and/or (2) the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Borrower declare the principal then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the case of an Event of Default of the kinds referred to in clauses (h) or (i) above with respect to the Borrower or any Guarantor, the Commitments shall automatically terminate and such amounts shall automatically become due and payable, without any further action by any party, and/or (3) the Administrative Agent shall, upon and pursuant to the instructions of the Majority Lenders, proceed to enforce its remedies under the Security Agreements and under Section 12 hereof (and, without limiting the foregoing, the Administrative Agent may instruct the Collateral and Paying Agent to apply the balance of the Accounts to payment of amounts owing under this Agreement).


          SECTION 12. THE ACCOUNTS.

          12.01 The Collection Account and the Reserve Account. The Borrower and Vitro Packaging hereby agree as follows:

          (a) The Collection Account.

          (i) The Borrower has established, and will maintain until the payment in full of all amounts payable under the Loan Documents, the Collection Account.

          (ii) The Borrower hereby irrevocably directs Vitro Packaging, and Vitro Packaging agrees, to remit to the Collection Account all payments by it in respect of Eligible Receivables.

          (iii) Vitro Packaging shall from time to time cause to be remitted from the Vitro Packaging Operating Account (up to the collected credit balance thereof) to the Collection Account such amounts as may be required to assure that no Early Amortization Event may occur.

          (iv) Without limiting the obligations of the Borrower hereunder and under the Notes, (x) the Administrative Agent shall advise the Collateral and Paying Agent of the aggregate amount of principal of and interest on the Loans falling due on each Principal Payment Date prior to or on each Principal Payment Date, and (y) the Collateral and Paying Agent shall on such Principal Payment Date (and is hereby irrevocably authorized by the Borrower to) debit the Collection Account up to the collected credit balance thereof (and only to the extent necessary to generate sufficient funds, the Collateral and Paying Agent is irrevocably authorized to liquidate Permitted Investments in the Collection Account) and apply the same, in the following order of priority:

          First, to the payment in full of all fees and out-of-pocket costs, charges, fees and expenses of the Agents to the extent not theretofore paid or reimbursed (including amounts referred to in Section 12.01(i) hereof);

          Second, to the payment of accrued and unpaid interest payable under
          Section 3.02(b) hereof and under Section 3.02(a) hereof;

          Third, to the payment of the principal of the Loans due on such Principal Payment Date;

          Fourth, to the Reserve Account until the collected credit balance thereof equals the Required Reserve Balance;

          Fifth, to the payment of any other amounts then due and payable hereunder or under the other Loan Documents; and

          Thereafter, subject to Section 12.01(a)(v), to the Borrower or its order or as a court of competent jurisdiction may otherwise direct.

     Without limiting the obligations of the Borrower hereunder and under the Notes, if on any Principal Payment Date the collected credit balance of the Collection Account (after giving effect to such amounts as are transferred from the Reserve Account pursuant to Section 12.01(b)(iv) hereof) is insufficient to cover the Debt Service Amount due on such Principal Payment Date, the Borrower shall forthwith deposit, or cause to be deposited, to the Collection Account an aggregate amount which is sufficient to cover such Debt Service Amount.

          (v) On any date, during any one month period occurring within any Interest Period, on which the collected credit balance of the Collection Account exceeds the Applicable Percentage of the Debt Service Amount in respect of the then next Principal Payment Date, the Collateral and Paying Agent will (i) if the balance in the Reserve Account is less than the Required Reserve Balance, direct such excess to the Reserve Account to the extent necessary to cause such balance to equal the Required Reserve Balance, and (ii) thereafter, remit an amount equal to such excess to the Borrower or its order by the close of business on such date; provided, that if an Early Amortization Event or an Event of Default has occurred and is continuing, or (without limiting the foregoing) the Borrower is not in compliance with Section 12.01(b)(iii) hereof (relating to the Reserve Account), the Collateral and Paying Agent shall retain all amounts then on deposit in the Collection Account or thereafter deposited therein as part of the Deposit Collateral until such time as the amounts then on deposit in the Collection Account equal the next succeeding Debt Service Amount and the Borrower is in compliance with said Section 12.01(b)(iii). Notwithstanding the foregoing, the Collateral and Paying Agent shall not release any amount from the Collection Account as aforesaid unless and until the Administrative Agent has advised the Collateral and Paying Agent that the Administrative Agent has received a certificate pursuant to
     Section 9.04(c) confirming the Borrower's compliance with Section 9.11 for the most recently concluded period of four consecutive fiscal quarters of the Borrower and certifying that the Borrower's Debt Service Coverage Ratio for the fiscal quarter then ended is at least 1.50 to 1.00. For purposes hereof, the "Applicable Percentage" shall mean (i) during the first month of any Interest Period, 33 1/3%, (ii) during the second month of any Interest Period, 66 2/3%, and (iii) during the final month of any Interest Period, 100%.

     (b) The Reserve Account.

          (i) The Borrower has established, and will maintain until the payment in full of all amounts payable under the Loan Documents, the Reserve Account.

          (ii) The Administrative Agent is hereby irrevocably authorized to fund the Reserve Account, out of the proceeds of the Loans, up to an amount equal to the Required Reserve Balance.

          (iii) The Borrower will at all times after the Borrowing cause the collected credit balance of the Reserve Account to be an amount equal to not less than the Required Reserve Balance.

          (iv) If on any Principal Payment Date there are insufficient funds in the Collection Account to pay in full the Debt Service Amount scheduled to fall due on such Principal Payment Date (prior to giving effect to any transfers pursuant to the last paragraph of Section 12.01(a)(iv)), the Collateral and Paying Agent will (and is hereby irrevocably authorized by the Borrower to) debit the Reserve Account (up to the collected credit balance thereof) in an amount equal to the shortfall and transfer the same to the Collection Account for application to payments then due.

          (v) Without limiting the provisions of this Section 12, and provided that no Default has occurred and is continuing, on any Principal Payment Date on which, after giving effect to the payments required to be made on such date, the collected credit balance of the Reserve Account exceeds the Required Reserve Balance, the Collateral and Paying Agent shall (and is hereby irrevocably authorized by the Borrower to) remit such excess to the Borrower or its order by the close of business on such Principal Payment Date; provided, that if an Early Amortization Event or an Event of Default has occurred and is continuing, such excess shall be remitted to the Collection Account.

          (c) Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all of the other obligations, whether now existing or hereafter from time to time arising, of the Borrower under the Loan Documents, the Borrower hereby pledges to the Collateral and Paying Agent for the benefit of the Lenders and the Agents and their respective successors and assigns, and grants to the Collateral and Paying Agent for the benefit of the Lenders and the Agents and their respective successors and assigns a first priority security interest in all of the Borrower's right, title and interest in, to and under the Collection Account and the Reserve Account, any and all cash and Permitted Investments and other financial assets (within the meaning of Section 8-102(a)(9) of the UCC) whatsoever at any time or from time to time credited to the Collection Account or the Reserve Account, and any and all security entitlements (within the meaning of Section 8-102(a)(17) of the UCC) of the Borrower with respect to such financial assets, and any and all proceeds of any of the foregoing (collectively, the "Deposit Collateral").

          (d) Sole Dominion. Without prejudice to the provisions of the Account Control Agreement, the Borrower irrevocably confers upon the Collateral and Paying Agent sole dominion and control over each Account and the sole and exclusive power and right to withdraw and remit funds standing to the credit of each Account, agrees that the Borrower shall not have any right or power of withdrawal over either Account, and agrees that each of the authorizations provided for in this Section 12.01 is irrevocable and coupled with an interest. The Borrower further irrevocably agrees that the Administrative Agent may give instructions regarding such transactions directly to the Collateral and Paying Agent, and the Borrower hereby irrevocably authorizes and instructs the Collateral and Paying Agent to act upon such instructions from the Administrative Agent with respect to the Accounts without any further consent of, or instruction from, the Borrower. The Collateral and Paying Agent shall, within 10 days after receiving an authenticated demand from the Borrower following payment of all amounts owing hereunder and under any other Loan Document, send to the Intermediary an authenticated statement that releases the Intermediary from any further obligation to comply with instructions originated by the Collateral and Paying Agent.

          (e) Instructions. The Collateral and Paying Agent hereby agrees to accept and follow instructions from the Administrative Agent with respect to the Accounts and any amounts standing to the credit thereof. The Collateral and Paying Agent shall be entitled to assume that no Default has occurred and is continuing unless it receives notice in writing from the Administrative Agent to the contrary.

          (f) Advice. The Collateral and Paying Agent may at any time request the Administrative Agent to advise it of the Debt Service Amount for the current fiscal quarter of the Borrower and of the aggregate amount of fees, expenses and other amounts falling due hereunder, and the Collateral and Paying Agent may rely conclusively upon the information so provided.

          (g) Full Recourse. No receipt, holding, application or disposition of all or any part of the collected credit balance of either Account (or any other collateral) shall relieve the Borrower of its liability for any deficiency in payment of its obligations under the Loan Documents.

          (h) Information. The Collateral and Paying Agent will promptly inform the Administrative Agent (which, in turn, will promptly inform the Lenders) of
(i) the making and amount of each deposit or transfer effected pursuant to the last sentence of Section 12.01(a)(iv) or Section 12.01(b)(iv) and (ii) within ten Business Days after each Principal Payment Date, the aggregate amount deposited in the Collection Account during the preceding fiscal quarter.

          (i) Charges, etc. All fees, service charges, costs, adjustments for any deposit errors, returned or dishonored items, uncollected funds or any other deficiency for other charges and claims for any liability, loss, damage cost or expense of the Collateral and Paying Agent relating to the Accounts (except to the extent any such amount is attributed to the Collateral and Paying Agent's bad faith, willful misconduct or gross negligence) will be charged to the Collection Account. In the event that the Collateral and Paying Agent is unable to recover all such amounts, the Collateral and Paying Agent may, until such amounts are paid in full, (i) debit any other account of the Borrower or any Guarantor, (ii) debit any other account in the name of the Borrower or any Guarantor for the benefit of the Collateral and Paying Agent and/or (iii) make demand therefor on the Borrower and the Borrower shall remit payment in good and collected funds to the Collateral and Paying Agent within two Business Days of such demand.

          12.02 Permitted Investments. The collected credit balance of each of the Collection Account and the Reserve Account will be invested by the Collateral and Paying Agent from time to time, for the benefit of the Borrower, in one or more Permitted Investments, so long as no Event of Default has occurred and is continuing. The Collateral and Paying Agent shall, from time to time upon the reasonable request of the Borrower, provide information in respect of the Permitted Investments in which such balances may have been invested. The Collateral and Paying Agent shall have no liability or responsibility whatsoever as to the creditworthiness or collectibility of any Permitted Investment.

          12.03 Certain Provisions Relating to Agents.

          (a) Without prejudice to the provisions of either Security Agreement, the Collateral and Paying Agent shall take steps as are instructed in writing by the Administrative Agent from time to time with respect to the Collateral, subject to the rights of the Borrower under the Loan Documents. The Collateral and Paying Agent shall not be required to take any action which it considers to be contrary to law or this Agreement or either Security Agreement or the Account Control Agreement, or which would subject it to personal liability, provided that if the Collateral and Paying Agent shall decline to take action for any such reason, it shall immediately notify the Administrative Agent and the Borrower.

          (b) Neither Agent shall be liable for any action taken or omitted by it with respect to the Collateral on the instructions of the other Agent. Each Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any certificate, statement, request, agreement or other instrument it reasonably believes to be genuine and to have been signed or presented by or on behalf of the other Agent. In maintaining the Accounts and otherwise acting hereunder or under either Security Agreement, the Collateral and Paying Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel and shall have no liability hereunder except for its bad faith, willful misconduct or gross negligence with respect to its obligations hereunder. Without limiting any other provision of this Agreement, the Collateral and Paying Agent shall have no responsibility or liability with respect to the perfection or priority of any security interest created by either Security Agreement.

          (c) Without limiting any rights or powers granted by this Agreement to either Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 12 and taking any action and executing any instruments that the Collateral and Paying Agent or the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.


          SECTION 13. THE AGENTS.

          13.01 Appointment, Powers and Immunities.

          (i) Each Lender hereby appoints and authorizes each Agent to act as its agent hereunder and under each Security Agreement with such powers as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 13.05 hereof and the first sentence of Section 13.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or the other Loan Documents be a trustee or fiduciary for any party hereto;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (and shall not commence an action or proceeding on behalf of any Lender without obtaining the consent of such Lender thereto); and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under either Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact selected by it in good faith.

          (ii) Before the Collateral and Paying Agent acts or refrains from acting hereunder or under either Security Agreement, it may require an officer's certificate of the Borrower and/or an opinion of counsel satisfactory to the Collateral and Paying Agent with respect to such action or inaction. The Collateral and Paying Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Whenever in the administration of either Security Agreement the Collateral and Paying Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering or omitting to take any act under such Security Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral and Paying Agent, be deemed to be conclusively proved and established by an officers' certificate delivered to the Collateral and Paying Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral and Paying Agent, shall be full warrant to the Collateral and Paying Agent for any action taken, suffered or omitted to be taken by it under the provisions of such Security Agreement upon the faith thereof.

          (iii) The Administrative Agent and the Collateral and Paying Agent are hereby irrevocably authorized to execute and deliver each Security Agreement.

          13.02 Reliance by Agents. Each Agent shall be entitled to conclusively rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed, made or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel and other experts selected by such Agent, as the case may be. As to any matters not expressly provided for by this Agreement, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under each Security Agreement in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          13.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a failure to make a payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives a Notice of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders and neither the Borrower nor any Guarantor shall be deemed liable if the Administrative Agent fails to provide such notice to the Lenders. The Administrative Agent shall (subject to Section
13.07 hereof) take such action with respect to any such Default as shall be directed by the Majority Lenders, provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          13.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, the Administrative Agent in its individual capacity as a Lender hereunder (if applicable) shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in their individual capacities. HSBC Investment Bank plc (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower and the Guarantors as if it were not acting as the Administrative Agent, and HSBC Investment Bank plc (and any such successor) and its affiliates may accept fees and other consideration from the Borrower and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The provisions of this Section 13.04 shall apply mutatis mutandis to the Collateral and Paying Agent.

          13.05 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 14.03 hereof, but without limiting the obligations of the Borrower under said Section 14.03 hereof) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including without limitation legal fees and expenses) that may be imposed on, incurred by or asserted against such Agent arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or the Security Agreements or the Account Control Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under
Section 14.03 hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 13.05 shall survive the termination of this Agreement, the repayment of the Loans and the resignation or removal of either Agent.

          13.06 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Notes, the Account Control Agreement and the Security Agreements. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower and the Guarantors of this Agreement, the Notes, the Security Agreements or the Account Control Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Guarantor that may come into the possession of such Agent or any of its affiliates.

          13.07 Failure to Act. Except for action expressly required of an Agent hereunder or under the Security Agreements or the Account Control Agreement, such Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section
13.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          13.08 Resignation or Removal of Agents. Either Agent may resign at any time by giving notice thereof to the Lenders, the other Agent and the Borrower, and either Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which shall (in the case of the Administrative Agent) be a bank approved by the Borrower (such approval not to be unreasonably withheld) that (i) has an office in New York, New York or London, England, (ii) is registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law, and (iii) is a resident for tax purposes of a country with which Mexico shall have entered into a treaty for the avoidance of double taxation which is in effect. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent's resignation shall nonetheless become effective and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and (2) the Majority Lenders shall perform the duties of the Agent (and all payments and communications provided to be made by, to or through such Agent shall instead be made by or to each Lender directly) until such time as the Majority Lenders appoint a successor agent as provided for above in this paragraph, provided that the Collateral and Paying Agent shall continue to maintain control of any Collateral for the benefit of the Lenders until a successor is appointed. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the Security Agreements and the Account Control Agreement except to the extent of liability arising from prior action. Notwithstanding the foregoing, no removal of either Agent shall be effective until all amounts then due and owing to the removed Agent shall be paid in full. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

          13.09 The Joint Lead Arrangers. The Joint Lead Arrangers, in their capacities as such, shall not have any obligations or liabilities hereunder.

          SECTION 14. MISCELLANEOUS.

          14.01 Waiver. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          14.02 Notices. All notices, requests, instructions, directions and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered, if to the Borrower, any Guarantor or any Agent, to its address specified on the signature pages hereto, and if to any Lender, to its "Address for Notices" specified opposite its name on Annex 1 hereto; or, as to any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and the Borrower. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.

          14.03 Expenses, Etc. (a) The Borrower agrees to pay or reimburse (i) each Agent and each Joint Lead Arranger for all of its reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and the Collateral and Paying Agent, and Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent and the Collateral and Paying Agent, and printing, reproduction, document delivery, communication and travel costs) in connection with (y) the syndication, negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Borrower and each Guarantor agree to reimburse each Agent, each Joint Lead Arranger and each of the Lenders for all of their documented out-of-pocket costs and expenses (including, without limitation, the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.

          (b) The Borrower hereby agrees to indemnify each Agent, each Joint Lead Arranger and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any litigation or other proceedings (including any threatened litigation or other proceedings) relating to the Loans or the use or proposed use by the Borrower of the proceeds of any of the Loans, including, without limitation, the fees and disbursements of counsel incurred in connection with any such litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction). The right to be indemnified hereunder shall be deemed to expire to the extent not claimed or asserted in an instrument in writing within the period of five (5) years after the Final Maturity Date.

          14.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Agents acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agents acting with the consent of the Majority Lenders; provided, that (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders (i) increase or extend the term of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) release the Collateral (except in accordance with the express terms of the Security Agreements) or alter the provisions of Section 9.12 hereof, (vi) release any Guarantor from its obligations hereunder, (vii) alter the terms of this Section 14.04, or (viii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; and (b) any modification or supplement of Section 13 hereof, or of any of the rights or duties of the Administrative Agent or the Collateral and Paying Agent hereunder or under either Security Agreement or the Account Control Agreement, shall require the consent of the Administrative Agent or the Collateral and Paying Agent, as the case may be. Any such amendment or waiver shall be binding upon the Lender, each holder of any of the Guaranteed Obligations and each Guarantor.

          14.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          14.06 Assignments and Participations.

          (a) Neither the Borrower nor any Guarantor may assign any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders and the Agents.

          (b) Each Lender may, with the prior consent of the Administrative Agent (not to be unreasonably withheld), assign its Loans and its Commitment or any portion thereof; provided, that

               (i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

               (ii) upon each such assignment, the assignor and assignee shall deliver to the Borrower and the Administrative Agent a Notice of Assignment in the form of Exhibit K hereto;

               (iii) each such assignee (other than a Mexican Bank) must be registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law and be resident for tax purposes of (or the main office of such financial institution, if acting through a branch or an agency, must be a resident for tax purposes of) a jurisdiction that is party to a treaty for the avoidance of double taxation with Mexico which is in effect; and

               (iv) each such assignee shall be an Eligible Assignee; and

     provided, further, that upon execution and delivery by the assignor and the assignee to the Borrower and the Administrative Agent of such Notice of Assignment, and upon consent thereto to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portion thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned (and if so requested by the assignor and the assignee the Borrower will issue and deliver to the assignor and the assignee new Notes reflecting such assignment). Upon its receipt of a Notice of Assignment executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assignee to the Administrative Agent of an assignment fee of $3,500, the Administrative Agent shall (i) promptly accept such Notice of Assignment and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register (as hereinafter defined) and give notice of such acceptance and recordation to the Lenders and the Borrower. Notwithstanding anything to the contrary contained herein, the Borrower shall not be obligated to pay to any Lender (or any assignee of any Lender) any amount under any of Sections 5.01, 5.03, 5.04 or 5.05 hereof greater than the amount the Borrower would have been obligated to pay to such Lender if such Lender had not made any assignment of its rights under this Agreement, unless such assignment is made at a time when the circumstances giving rise to such greater payments did not exist.

          (c) The Administrative Agent shall maintain at the address of the Administrative Agent referred to in Section 14.02 hereof a copy of each Notice of Assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amounts of the Loans owing to each Lender from time to time. The Borrower, each Guarantor, the Administrative Agent, the Collateral and Paying Agent and the Lenders shall treat, and shall be entitled to treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower, Vitro, the Administrative Agent, the Collateral and Paying Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) A Lender may, in accordance with applicable law, sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of the Loans held by it, or in its Commitment, provided, that such Participant shall not have any rights or obligations under this Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant) and, provided, further, that such Participant be registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law and be domiciled at a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect. All amounts payable by the Borrower to any Lender under Section 5 hereof in respect of any Loan held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and Commitment, and as if such Lender were funding such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest or (v) release the Collateral (except in accordance with the terms of the Security Agreements).

          (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 14.06, any Lender may (without notice to or consent of the Borrower, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that such Lender shall simultaneously advise the Borrower of such assignment or pledge. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) A Lender may furnish any information concerning the Borrower and each Guarantor obtained by such Lender hereunder from time to time to assignees and participants (including prospective assignees and participants).

          14.07 Survival. The obligations of the Borrower under Sections 5.01, 5.04, 5.05 and 14.03 hereof, and the obligations of the Lenders under Section
13.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall the making of such representation and warranty.

          14.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          14.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and each Agent.

          14.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

          14.11 Jurisdiction, Service of Process and Venue.

           (a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or the Notes or the Security Agreements or the Account Control Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

          (b) The Borrower and each Guarantor hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 8th Avenue, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Borrower, each Guarantor and their respective Property and revenues service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Borrower and each Guarantor agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower or such Guarantor shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon.

          (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such process or summonses in any other manner permitted by applicable law.

          (d) Each of the Borrower and each Guarantor hereby irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this

     Agreement or the Notes brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Borrower or any Guarantor is or may be subject, by suit upon judgment.

          14.12 Waiver of Jury Trial. EACH OF THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT, THE COLLATERAL AND PAYING AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE SECURITY AGREEMENTS OR THE ACCOUNT CONTROL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          14.13 Waiver of Immunity. To the extent that the Borrower or any Guarantor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each of the Borrower and each Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement, the Notes, the Security Agreements and the Account Control Agreement.

          14.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower and the Guarantors under this Agreement and the Notes to each Lender or Agent (in this Section 14.14 called an "Entitled Person") to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase, and transfer to New York City, Dollars in the amount originally due to such Entitled Person with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 14.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Entitled Person could purchase such Dollars at New York, New York with the judgment currency on the Business Day next succeeding the day on which such judgment is rendered. The Borrower and each Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay each Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid. Each Entitled Person, as a separate obligation and notwithstanding any such judgment, agrees to pay to the Borrower and any Guarantor hereby on demand, in Dollars, the amount (if any) by which the amount of the Dollars purchased and transferred as aforesaid exceeds the sum originally due to the Borrower or such Guarantor in Dollars hereunder.

          14.15 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein, except for the estatutos sociales and other corporate documents of the Borrower, VENA and the VENA Leasing Companies, in which the controlling language shall be Spanish.

          14.16 Entire Agreement. This Agreement and the other Loan Documents and the agreement referred to in Section 2.03 hereof constitute the entire agreement among the parties with respect to the subject matter hereof and thereof.

          14.17 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

          14.18 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          14.19 Confidentiality. Each Lender agrees to hold all Confidential Information obtained pursuant to the provisions of this Agreement or any other Loan Document in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices, provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender or to the Administrative Agent or to the Collateral and Paying Agent, (ii) upon the order of any court or administrative agency or otherwise to the extent required by statute, rule, regulation or judicial process, (iii) to bank examiners or upon the request or demand of any other regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or the Collateral and Paying Agent or any Lender prohibited by this Agreement, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent or the Collateral and Paying Agent is a party, or in connection with the exercise of any remedy hereunder or under the Loan Documents, (vi) to such Lender's or Administrative Agent's or Collateral and Paying Agent's legal counsel and independent auditors and accountants, and (vii) subject to provisions substantially similar to those contained in this Section 14.19, to any actual or proposed participant or assignee.

          14.20 No Fiduciary Relationship. The Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower or any Guarantor or any Affiliate or Subsidiary thereof arising out of or in connection with this Agreement or the Notes, and the relationship between each Lender and the Borrower and the Guarantors is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    BORROWER

                                    COMPANIA VIDRIERA, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265


                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    GUARANTORS

                                    VITRO, S.A. DE C.V.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265


                                    Attn: Federico Sada Gonzalez
                                          Chief Executive Officer

                                    VITRO PACKAGING, INC.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265


                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VITRO ENVASES NORTEAMERICA,
                                    S.A. DE C.V.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265


                                    Attn:  Roberto Rubio Barnes
                                    President, Containers

                                    VIDRIERA GUADALAJARA, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VIDRIERA MEXICALI, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                    President, Containers

                                    VIDRIERA MEXICO, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VIDRIERA MONTERREY, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VIDRIERA QUERETARO, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VIDRIERA TOLUCA, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    VIDRIERA LOS REYES, S.A. DE C.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    Ave. Ricardo Margain Zozaya #440
                                    Col. Valles del Campestre
                                    Garza Garcia N.L.
                                    Mexico
                                    C.P. 66265

                                    Attn:  Roberto Rubio Barnes
                                           President, Containers

                                    ADMINISTRATIVE AGENT

                                    HSBC INVESTMENT BANK PLC,
                                    as Administrative Agent


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    HSBC Investment Bank plc
                                    City Place House
                                    55 Basinghall Street
                                    London EC2V 5DU
                                    United Kingdom

                                    Att:  Syndication Finance Agency
                                    Tel:  020 7779 1288
                                    Fax:  020 7779 1715


                                    COLLATERAL AND PAYING AGENT

                                    HSBC BANK USA,
                                      as Collateral and Paying Agent


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    Address for Notices:

                                    HSBC Bank USA
                                    Issuer Services
                                    10 East 40th Street, 14th Floor
                                    New York, New York 10016-0020

                                    Tel: 212-525-1316
                                    Fax: 212-525-1300
                                    Attention: Frank Godino, Vice President

                                    LENDERS

                                    HSBC BANK USA


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    CITIBANK, N.A., NASSAU BAHAMAS BRANCH


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    ABN AMRO BANK, N.V.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    BANCO NACIONAL DE COMERCIO EXTERIOR,
                                    S.N.C., GRAND CAYMAN BRANCH


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    BANCO NACIONAL DE MEXICO, S.A.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    BANK OF MONTREAL


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    BANCA NAZIONALE DEL LAVORO, S.P.A.,
                                    NEW YORK, IBF, BRANCH


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    THE CHASE MANHATTAN BANK


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    CREDIT SUISSE FIRST BOSTON


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title: